_____________________________________________________________

               AMENDED AND RESTATED CREDIT AGREEMENT


                              between


                        CONAIR CORPORATION
                                and
                    CONTINENTAL CONAIR LIMITED


                                and



               THE BANKING INSTITUTIONS NAMED HEREIN


                               with

                       CORESTATES BANK, N.A.
                             as Agent
                                and
          CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION
                                and
       FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY
                           as Co-Agents


                          October 1, 1994


   _____________________________________________________________

                         TABLE OF CONTENTS

                                                             PAGE

I.  THE CREDIT................................................  1
     1.1The Loans.............................................  1
          (a)  Revolving Credit Loans. .......................  1
          (b)  Short Term Loans. .............................  3
          (c)  Renewal of Trade Finance Line. ................  4
          (e)  Pro Rata Participation. .......................  5
          (f)  Obligation to Repay.  .........................  5
     1.2  The Notes...........................................  5
          (a)  Revolving Credit Notes.........................  5
          (b)  Short Term Notes...............................  6
          (c)  Amounts of Loans...............................  6
     1.3  Funding Procedures..................................  6
     1.4  Letters of Credit...................................  7
          (a)  General Requirements...........................  7
          (b)  Minimum Stated Amount..........................  8
          (c)  Limit on Certain Letters of Credit.............  9
          (d)  Letter of Credit Requests......................  9
          (e)  Letter of Credit Participations................  9
          (f)  Agreement   to   Repay   Letter   of  Credit  Drawings,
               Collateral, etc................................ 13
     1.5  Bankers' Acceptances................................ 14
          (a)  General Requirements........................... 14
          (b)  Payment........................................ 15
          (c)  Bankers' Acceptance Requests................... 15
          (d)  Bankers' Acceptance Participations............. 16
     1.6  Steamship Indemnities; Trade Collateral............. 18
          (a)  General Requirements........................... 18
          (b)  Steamship Indemnity Requests................... 18
          (c)  Steamship Indemnity Participations............. 19
          (d)  Agreement   to  Repay  Steamship  Indemnity   Drawings,
               Collateral, etc................................ 20
          (e)  Trade Collateral............................... 21
     1.8  Reduction  and  Termination   of  Aggregate  Revolving  Loan
          Commitment and STL/BA Sublimit...................... 22
     1.9  Prepayments......................................... 23
          (a)  Base Rate Loans and Short Term Loans. ......... 23
          (b)  LIBO Rate Loans................................ 24
     1.10 Payments............................................ 24
          (a)  LIBO Loans..................................... 24
          (b)  Base Rate Loans................................ 24
          (d)  Application of Payments, Payment  Administration,  Etc.
               24
          (e)  Net Payments.  ................................ 25

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                                                            Page ii


     1.11 Interest............................................ 26
          (a)  Base Rate...................................... 26
          (b)  LIBO Rate...................................... 27
          (c)  Bankers' Acceptance Rate....................... 28
          (d)  Conversions of Loans........................... 28
          (e)  Default Rate................................... 29
          (f)  Applicable Margins............................. 29
          (g)  Computations................................... 30
     1.12 Reports  as  to Loans, Letters of Credit and Bankers' Acceptances
          and Steamship Indemnities............................30
     1.13 Annual Allocation Fee............................... 31
     1.14 Changes in Circumstances; Yield Protection.......... 31
     1.15 Illegality.......................................... 33

II.  REPRESENTATIONS AND WARRANTIES........................... 33
     2.1  Organization, Standing.............................. 33
     2.2  Corporate Authority, Etc............................ 34
     2.3  Validity of Documents............................... 34
     2.4  Litigation.......................................... 34
     2.5  ERISA............................................... 34
     2.6  Financial Statements................................ 36
     2.7  Margin Regulations.................................. 37
     2.8  Not in Default...................................... 37
     2.9  Taxes. ............................................. 37
     2.10 Permits, Licenses, Etc.............................. 37
     2.11 Compliance With Laws................................ 37
     2.12 Solvency............................................ 38
     2.13 Amounts Owed to  or from Affiliates; Intercompany Agreements
          39
          (a)  Affiliates..................................... 39
          (b)  Intercompany Agreements........................ 39
          (c)  Dividends...................................... 39
     2.14 Title to Assets..................................... 39
     2.15 Insurance. ......................................... 40
     2.16 No Burdensome Agreements............................ 41
     2.17 Subsidiaries, Etc................................... 41
     2.18 Disclosure Generally................................ 41

III. CONDITIONS PRECEDENT..................................... 41
     3.1  All Loans........................................... 41
          (a)  Documents...................................... 41
          (b)  Covenants; Representations..................... 42
          (c)  Limits......................................... 42
          (d)  Defaults....................................... 42

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                                                            Page iii


     3.2  Conditions to First  Loan,  Letter  of  Credit  or  Bankers'
          Acceptance.......................................... 42
          (a)  Articles, Bylaws............................... 42
          (b)  Evidence of Authorization...................... 42
          (c)  Legal Opinions................................. 42
          (d)  Incumbency..................................... 43
          (e)  Notes. ........................................ 43
          (f)  Intercompany Agreements........................ 43
          (g)  Fees........................................... 43
          (h)  Projections.................................... 43
          (i)  Senior Notes................................... 43
          (j)  Consents....................................... 43
          (k)  Change......................................... 44
          (l)  Pending or Threatened Litigation............... 44
          (m)  Rating......................................... 44
          (n)  Subordinated Indebtedness...................... 44

IV.  AFFIRMATIVE COVENANTS.................................... 44
     4.1  Financial Statements and Reports.................... 45
          (a)  Annual Statements. ............................ 45
          (b)  Quarterly Statements. ......................... 45
          (c)  No Default. ................................... 46
          (d)  Compliance. ................................... 46
          (e)  Cash Flow Projections.......................... 46
          (f)  ERISA. ........................................ 47
          (g)  Material Changes. ............................. 47
          (h)  Other Information.............................. 47
     4.2  Insurance; Taxes and Other Charges.................. 47
          (a)  Insurance...................................... 47
          (b)  Taxes and Other Charges........................ 47
     4.3  Corporate Existence................................. 47
     4.4  Compliance with ERISA............................... 48
     4.5  Compliance with Regulations. ....................... 49
     4.6  Notice of Events.................................... 49
     4.7  Inspection Rights................................... 50
     4.8  Short Term Loans Outstanding........................ 50
     4.9  GAAP................................................ 50
     4.10 Use of Proceeds..................................... 50
     4.11 Domestic Subsidiaries. ............................. 50
     4.12 Subsidiary Dividends. .............................. 51
     4.13 Registration.  ..................................... 51

V.   NEGATIVE COVENANTS....................................... 51
     5.1  Merger, Consolidation............................... 51
     5.2  Indebtedness for Borrowed Money..................... 51


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                                                            Page iv

     5.3  Liens.  ............................................ 53
     5.4  Guarantees. ........................................ 53
     5.5  Sale of Stock and Indebtedness of Subsidiaries...... 54
     5.6  Restrictions on Subsidiary Dividends................ 54
     5.7  Sale of Receivables................................. 54
     5.8  Judgment, Attachment................................ 54
     5.9  Restricted Payments................................. 55
     5.10 Margin Stock........................................ 55
     5.11 Loans, Advances and Investments..................... 55
     5.12 Transfer of Assets.................................. 57
     5.13 Transactions with Conair Affiliates................. 57
     5.14 Modification of Loan Agreements or Policies......... 57
     5.15 Discontinuance or Change of Business................ 58
     5.16 Capital Expenditures. .............................. 58
     5.17 Current Ratio. ..................................... 58
     5.18 Tangible Net Worth. ................................ 58
     5.20 Fixed-Charge Coverage Ratio......................... 58
     5.21 Maintenance of Cash Coverage Ratio.................. 59

VI.  DEFAULT.................................................. 59
     6.1  Events of Default................................... 59
          (a)  Principal, Interest or Other Amounts........... 59
          (b)  Covenants...................................... 59
          (c)  Representations, Warranties, Etc............... 59
          (d)  Cross Default.................................. 60
          (e)  Bankruptcy, Etc................................ 60
          (f)  Certain Other Defaults......................... 60
          (g)  Judgments...................................... 60
          (h)  ERISA.......................................... 60
          (i)  Environmental Matters.......................... 61

VII.  AGENT................................................... 61
     7.1  Appointment and Authorization....................... 61
     7.2  Duties and Obligations.............................. 62
     7.3  The Agent as a Bank................................. 63
     7.4  Independent Credit Decisions........................ 63
     7.5  Indemnification..................................... 63
     7.6  Successor Agent..................................... 63
     7.7  Allocations Made By Agent........................... 64

VIII.  CERTAIN DEFINITIONS.................................... 64
     8.1  Definitions......................................... 64

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                                                            Page v


IX.  MISCELLANEOUS............................................ 73
     9.1  Waiver.............................................. 73
     9.2  Amendments.......................................... 74
     9.3  Governing Law....................................... 74
     9.4  Assignment.......................................... 74
     9.5  Captions............................................ 74
     9.6  Notices............................................. 74
     9.7  Sharing  of  Collections, Proceeds and Set-Offs; Application
          of Payments......................................... 75
     9.8  Expenses of the  Agent; Indemnification of the Agent and the
          Banks............................................... 76
     9.9  Survival of Warranties and Certain Agreements....... 77
     9.10 Severability........................................ 77
     9.11 Banks' Obligations  Several;  Independent  Nature  of Banks'
          Rights.............................................. 77
     9.12 No Fiduciary Relationship........................... 77
     9.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS...... 77
     9.14 WAIVER OF JURY TRIAL................................ 78
     9.15 Counterparts; Effectiveness......................... 79
     9.16 Use of Defined Terms................................ 79
     9.17 Accounting Terms.................................... 79
     9.18 Confidentiality..................................... 79


EXHIBITS

     A  Commitments
     B  Revolving Credit Note
     C  Short Term Note
     D  Loan Requests
     E  Borrowers Daily Report
     F  Bank Daily Report
     G  Agent Weekly Report
     H  Agent Monthly Report
     I  Opinion of Counsel for Conair
     J  Pledge Agreement
     K  Guarantee Agreement
     L  Intercreditor and Collateral Agency Agreement

                                                            Page vi



SCHEDULES

     1.4(a)(1) Letters of Credit
     1.13      Annual Allocation Fee
     2.4       Litigation
     2.6       Liabilities
     2.13      Intercompany Debt; Intercompany Agreements; Etc.
     2.14      Existing Permitted Liens
     2.17      Subsidiaries
     5.2       Other Indebtedness for Borrowed Money
     5.4       Existing Guarantees
     5.13      Transaction with Affiliates

               AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 1, 1994 (this "AGREEMENT"), is entered into by and among CONAIR CORPORATION ("CONAIR"), a Delaware corporation, CONTINENTAL CONAIR LIMITED ("CCL"), a Hong Kong corporation, the banking institutions signatories hereto (collectively, the "BANKS" and individually a "BANK") and CORESTATES BANK, N.A., as agent for the Banks under this Agreement (in such capacity, the "AGENT") and CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY, as co-agents for the Banks under this Agreement (in such capacity, the "CO-AGENTS"). Conair and CCL are sometimes referred to herein collectively as the "BORROWERS" and individually as a "BORROWER."

                            WITNESSETH:

     WHEREAS, the Borrowers and the Banks are parties to a Credit Agreement, dated as of October 20, 1992, as amended (the "1992 Credit Agreement"), providing for an unsecured reducing revolving credit facility with an initial maximum principal amount of $20,000,000, which revolving credit facility was used to repurchase certain subordinated debt of Conair and is used to provide working capital to Conair, and a trade finance line facility with an initial maximum principal amount of $60,000,000 to provide the Borrowers with certain letters of credit, bankers' acceptances and certain other financial accommodations, as provided herein; and

     WHEREAS, the Borrower, the Banks and the Agent have agreed to amend the 1992 Credit Agreement as provided herein, and to restate the 1992 Credit Agreement as so amended.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

I.  THE CREDIT

     1.1  THE LOANS.

          (a) REVOLVING CREDIT LOANS. (1) Subject to the terms and conditions hereof, each Bank agrees, severally and not jointly with the other Banks, to make revolving credit loans (collectively called the "REVOLVING CREDIT LOANS" and individually a "REVOLVING CREDIT LOAN") to Conair from time to time during the period commencing the date hereof and ending on June 30, 1997, or on any earlier date as provided in Section 6.1 hereof (the "REVOLVER TERMINATION DATE"), in principal amounts not to exceed at any time outstanding in the aggregate the amount set forth opposite the name of each such Bank on Exhibit A hereto under the caption "REVOLVING LOAN COMMITMENT", as reduced from time to time as set forth on such Exhibit A (each such amount, as the same may be reduced pursuant to
Section 1.8 hereof, being hereinafter called such Bank's "Revolving Loan Commitment" and collectively, the Banks' "AGGREGATE REVOLVING LOAN
COMMITMENT"). The failure of any one or more of the Banks to make Revolving Credit Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations under this subsection, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Section 1.1(a) exceed the sum of the amount of such Bank's Revolving Loan Commitment at that time.

     (2) Conair may request Revolving Credit Loans at either the Base Rate or LIBO Rate options described in Section 1.1. Conair may request and have Revolving Credit Loans outstanding at any one time which involve any combination of such interest rate options in such amounts as they may determine, subject to the terms and conditions hereof, including the requirement concerning minimum Loan requests, and provided, however, that
(i) no request may be made which would require more than one interest rate option or more than one Interest Period (defined in Section 1.1) to apply to a single Revolving Credit Loan, and (ii), in the case of LIBO Rate Loans, (a) not more than five such Loans may be outstanding at any one time, in the aggregate, (b) no LIBO Rate Loan may have an Interest Period extending beyond June 30, 1997, and (c) no LIBO Rate Loan may have an Interest Period extending beyond a date scheduled for the reduction of the Aggregate Revolving Credit Loan Commitment if such Loan would cause the aggregate amount of all LIBO Rate Loans having Interest Periods ending after the date scheduled for reduction to exceed the Aggregate Revolving Credit Commitment that will be in effect immediately after such date. Revolving Credit Loans based on the Base Rate are herein sometimes collectively referred to herein as "BASE RATE LOANS." Revolving Credit Loans based on the LIBO Rate are sometimes called "LIBO RATE LOANS." "LOAN" means any type of Revolving Credit Loan or Short Term Loan as the context requires.

     (3) Except for Revolving Credit Loans which exhaust the full remaining amount of the Aggregate Revolving Loan Commitment, conversions which result in the conversion of all Revolving Credit Loans subject to a particular interest rate option, and conversions made pursuant to Section
1.15 hereof, each Loan when made and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $1,750,000 or, if greater, then in such minimum amount plus $1,000,000 multiples. Within the limits of the Aggregate Revolving Loan Commitment, Conair may borrow, prepay (in accordance with Section 1.9) and reborrow Revolving Credit Loans.

     (4) All Revolving Credit Loans shall, in any event, be repaid by Conair on the Revolver Termination Date.

     (5) If any principal of a LIBO Rate Loan shall become due (whether upon prepayment or acceleration) prior to the last day of the Interest Period applicable to such LIBO Rate Loan, Conair shall pay to each Bank making such LIBO Rate Loan, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate such Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank) incurred or sustained by such
Bank  (the  "ADDITIONAL  AMOUNT") as a result  of  such  termination.   The
Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Conair by the Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

          (6) Immediately upon the making of a LIBO Rate Loan, each Bank making such LIBO Rate Loan shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from each Bank making such LIBO Rate Loan, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in such LIBO Rate Loan and the obligations of Conair under this Agreement with respect thereto. Upon any change in the Commitments of the Banks, it is hereby agreed that, with respect to all outstanding LIBO Rate Loans there shall be an automatic adjustment to the participations pursuant to this
Section 1.1(c) to reflect the new Commitment Percentages of the assigning and assignee Banks.

          (7) In the event that Conair shall not have paid in cash to the Bank making a LIBO Rate Loan the full amount of principal of or interest or Additional Amount on such LIBO Rate Loan when due, the Agent shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the each Bank making such LIBO Rate Loans the amount of such Bank's Commitment Percentage of such unpaid amount in U.S. dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (Philadelphia time) on any Banking Business Day, any Bank required to fund a payment due on a LIBO Rate Loan, such Bank shall make its required payment on the same Banking Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent, such Bank agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the Federal Funds Rate. The failure of any Bank to make available to the Agent its Commitment Percentage of any payment due on a LIBO Rate Loan shall not relieve any other Bank of its obligation hereunder to make available to the Agent its Commitment Percentage of any payment due on a LIBO Rate Loan on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Commitment Percentage of any such payment.

          (8) Whenever the Agent receives a payment of any amount due with respect to a LIBO Rate Loan as to which the Agent has received for the account of each Bank that made such LIBO Rate Loan any payments from the Banks pursuant to clause (7) above, the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (b) SHORT TERM LOANS. (1) Subject to the terms and the conditions of this Agreement, each Bank agrees, severally and not jointly with the other Banks, to provide loans (herein called "SHORT TERM LOANS") to Conair, from time to time during the period commencing the date hereof and ending on the Trade Finance Termination Date, as requested by Conair, provided that:

          (i) the aggregate maximum amount of all Short Term Loans outstanding at any time shall not exceed the least of (A) $15,000,000; (B) such amount, if any, that when added to the then outstanding amount of Bankers' Acceptances, equals 50% of the Aggregate Trade Finance Commitment at such time, as reduced from time to time pursuant to Section 1.8 (the "STL/BA SUBLIMIT");
     (C) such amount, if any, that, when added to the then outstanding amount of Bankers' Acceptances and Letters of Credit Outstandings, equals the Aggregate Trade Finance Commitment; and

          (ii) each Bank's commitment to make a Short Term Loan shall not exceed the product of $15,000,000 multiplied by such Bank's Commitment Percentage ("SHORT TERM LOAN COMMITMENT").

     (2) Short Term Loans shall bear interest at the Base Rate plus the Base Rate Margin.

     (3) Within the foregoing limits, Conair may request Short Term Loans without regard to any minimum amount, repay them and request new Short Term Loans.

     (4) All Short Term Loans shall, in any event, be repaid by Conair on the Trade Finance Termination Date.

     (5) The failure of any one or more of the Banks to make Short Term Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations under this subsection, but in no event shall the aggregate amount at any time outstanding which any Bank shall be required to lend under this Section 1.1(b) exceed the sum of such Bank's Short Term Loan Commitment at that time.

          (c) RENEWAL OF TRADE FINANCE LINE. On or before the one hundred twentieth (120th) day prior to the Trade Finance Termination Date (but not prior to the one hundred fiftieth (150th) day), Conair, on behalf of all the Borrowers may request, by notice to the Banks, that the Banks extend the Trade Finance Termination Date by an additional 364 days. The Borrowers, upon such request, shall provide the Agent and the Banks with such information regarding the Borrowers and their compliance with this Agreement as the Agent and the Banks may reasonably request. If the Banks unanimously, in writing and in the exercise of their sole and absolute discretion, agree to such extension within sixty (60) calendar days after receiving such notice and receipt by the Agent and the Banks of all such requested information, the Agent shall advise the Borrowers and the Banks, in writing, that the Trade Finance Termination Date has been so extended and this Agreement shall be deemed amended to such extent. If the Trade Finance Termination Date is so extended, the Borrowers shall be entitled to make a new extension request on or before the one hundred twentieth (120th) day prior to the expiration of such extended Trade Finance Termination Date (but not prior to the one hundred fiftieth (150th) day). This request may be similarly renewed for so long as the Banks unanimously, and in the exercise of their sole and absolute discretion, agree to such extensions, but no such extension shall extend beyond June 30, 1997. In connection with any request for an extension, the Borrowers may request an increase or other modification to the Aggregate Trade Finance Commitment which shall become effective if the Banks unanimously agree to such request in writing and in the exercise of their sole and absolute discretion.

          (d) RENEWAL OF SEASONAL TRADE FINANCE LINE. At the time of delivery to the Banks of the financial statements required by Section 4.1(a) for the fiscal year ended December 31, 1994, Conair, on behalf of all the Borrowers, may request, by notice to the Banks, that each Bank renew its Seasonal Trade Finance Commitment for the period from May 15, 1995 to November 30, 1995. The Borrowers, upon such request, shall provide the Agent and the Banks with such information regarding the Borrowers as the Agent and the Banks may reasonably request. If the Banks unanimously, in writing and in the exercise of their sole and absolute discretion, agree to such renewal within sixty (60) calendar days after receiving such notice and receipt by the Agent and the Banks of all such requested information, the Agent shall advise the Borrowers and the Banks, in writing, that the Seasonal Trade Finance Commitment has been so renewed for the period from May 15, 1995 to November 30, 1995 and this Agreement shall be deemed amended to such extent. In connection with any request for an extension, the Borrowers may request an increase or other modification to the Seasonal Trade Finance Commitments of the Banks which shall become effective if the Banks unanimously agree to such request in writing and in the exercise of their sole and absolute discretion.

          (e) PRO RATA PARTICIPATION. All Base Rate Loans and Short Term Loans shall be made by the Banks simultaneously and PRO RATA, according (i) in the case of the Base Rate Loans in accordance with the Revolving Loan Commitments and (ii) in the case of the Short Term Loans in accordance with the Short Term Loan Commitments. LIBO Rate Loans shall be made by the Banks in the manner provided by Section 1.3 below and each Bank's obligation to make LIBO Rate Loans shall be subject to its Revolving Loan Commitment.

          (f) OBLIGATION TO REPAY. The Agent's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect the Borrowers' obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     1.2  THE NOTES.

          (a) REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Bank shall all be evidenced by a single promissory note of Conair (the "REVOLVING CREDIT NOTE") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise
in the form  attached  hereto  as Exhibit B.   The  Revolving  Credit Notes
shall be dated the date the first Revolving Credit Loan is made,  shall bear interest at the rate per annum and be repayable as to principal and interest in accordance with the terms hereof and as specified in such Notes.
The Revolving  Credit  Notes  shall mature   upon  the  Revolver  Termination
Date and, upon maturity each outstanding Revolving Credit Loan evidenced thereby shall be due and payable.

          (b) SHORT TERM NOTES. The Short Term Loans made by each Bank shall all be evidenced by a single promissory note of Conair (a "SHORT TERM NOTE"), in the principal amount equal to such Bank's Percentage Commitment of $15,000,000, payable to the order of such Bank and otherwise in substantially the form of Exhibit C attached hereto. The Short Term Notes shall be dated the date the first Short Term Loan is made, shall bear interest at the rate per annum and be repayable as to the principal and interest in accordance with the terms hereof and as specified in such Note. The Short Term Notes shall mature upon the Trade Finance Termination Date and, upon maturity each outstanding Short Term Loan evidenced thereby shall be due and payable.

          (c) AMOUNTS OF LOANS. The Agent shall maintain records of all Loans evidenced by the Revolving Credit Notes and Short Term Notes and of all payments thereon, which records shall be conclusive absent manifest error.

     1.3  FUNDING PROCEDURES.

          (a) Each request for a Revolving Credit Loan or a Short Term Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. on a Banking Business Day by delivery to the Agent of a written request signed by Conair, or in the alternative a telephone request followed promptly by written confirmation of the request, in substantially the form reasonably requested by the Agent from time to time, the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, specifying, in the case of LIBO Rate Loans, the Interest Period and the allocation of such LIBO Rate Loan among the Banks. Conair may make no more than eight
(8) requests for new Loans in any one calendar month. Until such time as the Agent shall reasonably direct the use of a different form of request, the form of request attached hereto as Exhibit D-1 shall be used to request the making, conversion or renewal of Revolving Credit Loans and the form of request attached hereto as Exhibit D-2 shall be used to request the making or renewal of Short Term Loans. Each request shall be received not less than one Banking Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three London Banking Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. "BANKING BUSINESS DAY" shall mean any day on which all the Banks and the Federal Reserve Bank for the Third Federal Reserve District are open for business. "LONDON BANKING BUSINESS DAY" shall mean any day on which both the Agent and commercial banks in London, England are open for business dealings in eurodollar deposits. No request shall be effective until actually received by the Agent.

          (b) Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the Agent promptly shall notify each Bank of such request and, in the case of a Base Rate Loan or Short Term Loan, of such Bank's ratable share of such Loan, or, in the case of a LIBO Rate Loan, of such Bank's allocated portion of such Loan. Upon receipt by the Agent the request for a Loan shall not be revocable by Conair.

          (c) Not later than 1:00 P.M. (Philadelphia time) on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its share of such Loan, in immediately available funds, to the Agent at its address specified on the signature pages hereof. Unless an officer of the Agent active on the Borrowers' accounts knows that any applicable condition specified herein has not been satisfied, the Agent will make the funds so received from the Banks immediately available to Conair on the date of each Loan by a credit to the account of Conair at the Agent's aforesaid address.

          (d) Unless the Agent shall have been notified by any Bank at least one Banking Business Day prior to the date of the making, conversion or renewal of any LIBO Loan, or by 3:00 P.M. (Philadelphia time) on the date a Base Rate Loan or Short Term Loan is requested, that such Bank does not intend to make available to the Agent such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of the Loan and the Agent may, in reliance upon such assumption, make available to Conair a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Conair until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Banking Business Days, and thereafter at the Base Rate. If such Bank shall repay to the Agent such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Conair, and Conair shall immediately pay such corresponding amount to the Agent, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to Conair until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment or Short Term Loan Commitment hereunder or to prejudice any rights which Conair may have against any Bank as a result of any default by such Bank hereunder.

          (e) If the Banks make, convert or renew a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in clause (c).

     1.4  LETTERS OF CREDIT.

          (a)  GENERAL REQUIREMENTS.

          (1) Subject to and upon the terms and conditions herein set forth, Conair, on behalf of itself or on behalf of CCL, may request a Bank (which, in the case of all Standby Letters of Credit, shall be CoreStates Bank, N.A. ("CORESTATES")) at any time and from time to time prior to the Trade Finance Termination Date, to issue, and subject to the terms and conditions contained herein such Bank (the "ISSUING BANK") shall issue, for the account of the Borrower, one or more Letters of Credit in such form as is approved by the Issuing Bank in its sole discretion. In addition, all Letters of Credit issued by any of the Banks and existing on the effective date of this Agreement (which Letters of Credit are set forth on Schedule 1.4(a)(1) hereto) shall be deemed to be a part of, and subject to the terms and conditions of, this Agreement.

          (2) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings, face amount of Bankers' Acceptances, any Steamship Indemnity Outstandings, and outstanding principal amount of Short Term Loans at such time, would exceed the Aggregate Trade Finance Commitment, (ii) no Letter of Credit shall be issued by any Bank the Stated Amount of which, when added to the Letter of Credit Outstandings of Letters of Credit issued by such Bank, the face amount of Bankers' Acceptances created by such Bank, any Steamship Indemnity Outstandings with respect to such Bank, and such Bank's Commitment Percentage of Short Term Loans then outstanding, would exceed such Bank's Trade Finance Commitment, and (iii) no Standby Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time of all Standby Letters of Credit, would exceed $6,000,000. For the purposes of determining the limits under this
Section 1.4(a), as well as preparing the Agent Monthly Reports prepared pursuant to Section 1.12 of this Agreement, any Letter of Credit denominated in a currency other than U.S. dollars shall be converted at the applicable foreign exchange rate reported in THE WALL STREET JOURNAL on the last business day of the month preceding the date of determination.

          (3) (i) No Trade Letter of Credit shall bear an expiry date later than 180 days from issuance, (ii) no Standby Letter of Credit shall bear an expiry date later than 365 days from issuance, (iii) if the Borrowers do not request, or the Banks do not agree, to extend the Trade Finance Termination Date pursuant to Section 1.1(c) above, no Letter of Credit issued less than 90 days prior to the Trade Finance Termination Date shall bear an expiry date later than 90 days from issuance, (iv) if the Stated Amount of a Letter of Credit to be issued by any Bank after May 15 and before November 30 of any year, when added to the Letter of Credit Outstandings of Letters of Credit issued by such Bank, the face amount of Bankers' Acceptances created by such Bank, any Steamship Indemnity Outstandings with respect to such Bank, and such Bank's Commitment Percentage of the outstanding principal amount of Short Term Loans at such time, would exceed such Bank's Trade Finance Commitment (exclusive of the amount of such Bank's Seasonal Trade Finance Commitment, if any), such Letter of Credit shall not bear an expiry date later than November 30 of such year, and (v) the Stated Amount of all Letters of Credit that shall contain any term or provision that extends the expiry date or otherwise renews the Letter of Credit without explicit action being taken by the Issuing Bank shall not exceed $540,000 at any time.

          (b) MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Bank.

          (c)  LIMIT ON CERTAIN LETTERS  OF  CREDIT.   The aggregate sum of
all Letter of Credit Outstandings and any Steamship Indemnity Outstandings issued with respect to CCL shall not at any time exceed $5,000,000.

          (d)  LETTER OF CREDIT REQUESTS.

          (1) Whenever a Borrower desires that a Letter of Credit be issued for its account, it shall give the Issuing Bank (with copies to be sent to the Agent) at least five Banking Business Days' prior written request therefor in the case of a Standby Letter of Credit (or such shorter period of notice as the Issuing Bank may agree upon with the Borrower from time to time), and, in the case of a Trade Letter of Credit, written request therefor such number of Banking Business Days prior to issuance as shall be reasonably required by the Issuing Bank.

          (2) The execution and delivery of each request for a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 1.4. Unless the Issuing Bank has received notice from the Agent or the Required Banks before it issues the respective Letter of Credit that one or more of the conditions specified in
Section 3.1 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 1.4, then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Bank's usual and customary practices and any Letter of Credit Agreement in effect with such Borrower. In the event that any conflict shall exist between the terms of this Agreement and the terms of any such Letter of Credit Agreement, the terms of this Agreement shall prevail.

          (e)  LETTER OF CREDIT PARTICIPATIONS.

          (1) Immediately upon the issuance by the Issuing Bank of any Letter of Credit (or in the case of the existing Letters of Credit, upon the effective date of this Agreement), the Issuing Bank shall be deemed to have sold and transferred to each Bank (other than the Issuing Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Notwithstanding the foregoing, if any Issuing Bank shall fail to notify the Agent of the issuance of a Letter of Credit as part of such Bank's Bank Daily Report, as required by Section 1.12 hereof, promptly following such issuance and in any event not later than five Banking Business Days after receipt by such Bank of the Agent Weekly Report distributed by the Agent most recently following the issuance of such Letter of Credit, such sale and transfer of each undivided interest and participation shall be deemed to be rescinded and of no further force or effect. Upon any change in the Commitments of the Banks, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 1.4(d) to reflect the new Commitment Percentages of the assigning and assignee Banks.

          (2) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit, or to have received from the Borrowers authorization in connection with a Steamship Indemnity to pay under such Letter of Credit notwithstanding the nonconformance of such documents to the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

          (3) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full in cash to the Issuing Bank pursuant to and as required by
Section 1.4(e), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank, the amount of such Bank's Commitment Percentage of such unreimbursed payment in U.S. dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (Philadelphia time) on any Banking Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make its required payment on the same Banking Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Rate. The failure of any Bank to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Issuing Bank such other Bank's Commitment Percentage of any such payment.

          (4) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (3) above, the Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (5) Upon the request of any Bank, the Issuing Bank shall furnish to such Bank copies of any Letter of Credit to which the Issuing Bank is party and such other documentation relating to such Letter of Credit as may reasonably be requested by such Bank.

          (6) As between the Borrowers on the one hand and the Issuing Bank and the Banks on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Bank nor any other Bank shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

               (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

               (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii)failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than material conditions or instructions that expressly appear in such Letter of Credit;

               (iv) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they are encoded;

               (v)  errors in interpretation of technical terms;

               (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

               (vii)the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing of any such Letter of Credit; and

               (viii)any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any acts of governments.

          (7) The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

               (iii)any draft, certificate or any other document presented under the Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (v) the occurrence of any Potential Default or Event of Default; or

               (vi) the   termination   of   this  Agreement  or   any
          Commitment (but only with respect to Letters of Credit issued prior to such termination).

          (8) Immediately upon the issuance by CoreStates of any Standby Letter of Credit, CoreStates will provide to each other Bank a copy of the Borrower's written request therefor. In addition, promptly upon receipt by CoreStates of fees payable with respect to each Standby Letter of Credit (including fees received after the date hereof with respect to the Standby Letters of Credit listed on Schedule 1.4(a) hereto), CoreStates will pay to the Agent for distribution to each of the Banks (including CoreStates) such fees, which shall be distributed to the Banks in proportion to each Bank's Commitment Percentage. Promptly following the date on which the first Loan is made hereunder, CoreStates shall pay to the Agent for distribution to each of the Banks (including CoreStates) an amount equal to that portion of the fees previously collected by CoreStates with respect to Standby Letters of Credit listed on Schedule 1.4(a) hereto which is attributable to the period of time from the date of this Agreement until the expiration of such Letters of Credit. The Agent shall distribute such amount in proportion to each Bank's Commitment Percentage.

          (f)  AGREEMENT  TO  REPAY  LETTER OF CREDIT DRAWINGS, COLLATERAL,
ETC.

          (1) Each Borrower agrees to reimburse the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit issued at the request of such Borrower (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m. (Philadelphia time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Base Rate plus the Applicable
Margin plus 200 basis points, such interest to be payable promptly following demand.

          (2) The obligations of each Borrower under this Section 1.4(f) to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including in its capacity as the Issuing Bank or as a participant in any Letter of Credit), including, without limitation, any defense based upon any non-application or misapplication by the beneficiary of the proceeds of any drawing under a Letter of Credit (each, a "DRAWING"); provided, however, that no Borrower shall be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting wilful misconduct or gross negligence on the part of the Issuing Bank.

          (3) On the Trade Finance Termination Date, the Borrowers shall deliver to the Agent cash or U.S. Treasury Bills with maturities of not more than ninety (90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred five percent (105%) of the Letter of Credit Outstandings relating to Standby Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for the Borrowers' reimbursement obligation with respect to all Standby Letters of Credit outstanding on the Trade Finance Termination Date. If such cash collateral or U.S. Treasury Bills has not been deposited within five (5) days after the date required, one or more of the Banks shall be entitled to charge any account maintained by any Borrower with such Bank or Banks to the extent necessary to create such cash collateral. Any cash collateral deposited under this paragraph, and all interest earned thereon, shall be held by the Agent and invested and reinvested at the expense and the written direction of Conair, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

          (4) Conair unconditionally and irrevocably guarantees to each Bank the due, prompt and complete payment by CCL of its reimbursement obligation with respect to any Letter of Credit issued for the benefit of CCL when and as the same shall become due and payable, together with any and all other amounts with respect to which CCL is obligated under any Loan Document. The obligation of Conair under this paragraph (4) is a guaranty of payment and not of collectibility and is no way conditioned or contingent upon any attempt to collect from or enforce compliance by CCL or upon any other event, contingency or circumstance whatsoever.

The obligation of Conair under this paragraph (4) shall be primary, absolute and unconditional, shall not be subject to any counterclaim, set-off,
deduction,   diminution,  abatement,  recoupment,  suspension,   deferment,
reduction, or defense based upon any claim Conair or any other Person may have against CCL or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Conair or CCL shall have any knowledge or notice thereof). Conair shall not be subrogated to the rights of the Banks in respect of any payment or other obligation with respect to which an amount has been payable by Conair under this paragraph (4), and shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by it pursuant to the provisions of this paragraph (4). The liability of Conair under this paragraph (4) shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to the Banks is rescinded or must otherwise be
restored  or  returned  upon  the  insolvency,   bankruptcy,   dissolution,
liquidation or reorganization of CCL, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the CCL or any substantial part of its property, or otherwise, all as though such payment had not been made.

     1.5  BANKERS' ACCEPTANCES.

          (a)  GENERAL REQUIREMENTS.

          (1) Subject to the terms and conditions of this Agreement, each Bank agrees, severally and not jointly with the other Banks, to create from time to time during the period commencing with the date hereof and ending on the Trade Finance Termination Date, acceptances of drafts denominated in U.S. Dollars which are drawn on or for the benefit of Conair (each, a "BANKERS' ACCEPTANCE").

          (2) Notwithstanding the foregoing, no Bankers' Acceptance shall be created the face amount of which , after giving effect to the creation thereof would cause (i) the face amount of all outstanding Bankers' Acceptances plus Steamship Indemnity Outstandings and the principal amount of Short Term Loans at such time, to exceed the STL/BA Sublimit, (ii) the face amount of all outstanding Bankers' Acceptances plus the principal amount of Short Term Loans, Letter of Credit Outstandings and Steamship Indemnity Outstandings, to exceed the Aggregate Trade Finance Commitment and (iii) the face amount of all outstanding Bankers' Acceptances created by such Bank plus the Letters of Credit Outstandings of Letters of Credit issued by such Bank, the Steamship Indemnity Outstandings with respect to such Bank and such Bank's Commitment Percentage of Short Term Loans then outstanding to exceed such Bank's Trade Finance Commitment.

          (3) Upon receiving a request from Conair to create a Bankers' Acceptance and subject to the terms and conditions contained in this
Agreement, the Bank receiving such request shall create a Bankers' Acceptance in the manner set forth in the Bankers' Acceptance Agreement of such Bank using drafts signed by Conair and provided to such Bank and will notify the Agent of such event. Each Bankers' Acceptance shall be of a type, and any request to create a Bankers'

Acceptance shall constitute a representation and warranty by Conair that upon creation of such Bankers' Acceptance it will be, eligible for discounting and purchase under 12 U.S.C. <section> 372 and the rules of the Board of
Governors of the Federal Reserve  System  then  in  effect.   Each Bankers'
Acceptance shall have a maturity of 30, 60, 90 or 120 days from the date issued, except that (i) if the Borrowers do not request, or the Banks do not agree, to extend the Trade Finance Termination Date pursuant to
Section 1.1(c) above, no Bankers' Acceptances created less than 90 days prior to the Trade Finance Termination Date shall have a maturity in excess of 90 days from the date issued and (ii) if the face amount of a Bankers' Acceptance to be created after May 15 and before November 30 of any year, when added to the face amount of all outstanding Bankers' Acceptances created by such Bank plus the Letters of Credit Outstandings of Letters of Credit issued by such Bank, the Steamship Indemnity Outstandings with respect to such Bank and such Bank's Commitment Percentage of Short Term Loans then outstanding would exceed such Bank's Trade Finance
Commitment (exclusive of the amount of such Bank's Seasonal Trade Finance Commitment, if any), such Bankers' Acceptance shall not have a maturity later than November 30 of such year.

          (4) Notwithstanding any provisions of this Agreement or the Acceptance Agreement to the contrary, a Bank shall not be obligated to create Bankers' Acceptances (i) if such Bank is prohibited from doing so by any law, regulation of the Board of Governors of the Federal Reserve System or of any state banking authority, or court order, decree or injunction, or
(ii) to the extent that any Bankers' Acceptance involved is not of a type eligible for discounting and purchase under 12 U.S.C. <section> 372 and the rules of the Board of Governors of the Federal Reserve System then in effect.

          (b)  PAYMENT.

          (1) Conair shall pay to the Acceptance Bank the face amount of each Bankers' Acceptance not later than the stated maturity date of such Bankers' Acceptance.

          (2) The obligations of Conair under this Section 1.5(b) to pay the Acceptance Bank shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including in its capacity as the Acceptance Bank or as a participant in any Bankers' Acceptance).

          (c)  BANKERS' ACCEPTANCE REQUESTS.

          (1) Whenever Conair desires that a Bankers' Acceptance be created for its account, it shall give the Acceptance Bank (with copies to be sent to the Agent) prior written request therefor such number of Banking Business Days prior to creation as shall be reasonably required by the Acceptance Bank.

          (2) The execution and delivery of each request for a Bankers' Acceptance shall be deemed to be a representation and warranty by Conair that such Bankers' Acceptance may be issued in accordance with, and will not violate the requirements of, this Section 1.5. Unless the Acceptance Bank has received notice from the Agent or the Required Banks before it creates the Bankers' Acceptance that one or more of the conditions specified in Section
3.1 are not then satisfied, or that the creation of such Bankers' Acceptance would violate Section 1.5, then the Acceptance Bank may create the Bankers' Acceptance for the account of Conair in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Acceptance Bank's usual and customary practices and any Bankers' Acceptance Agreement in effect with Conair. In the event that any conflict shall exist between the terms of any such Bankers' Acceptance Agreement and this Agreement, the terms of this Agreement shall prevail.

          (d)  BANKERS' ACCEPTANCE PARTICIPATIONS.

          (1) Immediately upon the creation by the Acceptance Bank of any Bankers' Acceptance (or in the case of the existing Bankers' Acceptances, upon the effective date of this Agreement), the Acceptance Bank shall be deemed to have sold and transferred to each Bank (other than the Acceptance
Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Acceptance Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in such Bankers' Acceptance and the obligations of Conair under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Notwithstanding the foregoing, if any Acceptance Bank shall fail to notify the Agent of the creation of a Bankers' Acceptance as part of such Bank's Bank Daily Report, as required by Section 1.12 hereof, promptly following such creation and in any event not later than five Banking Business Days after receipt by such Bank of the Agent Weekly Report distributed by the Agent most recently following the creation of such Bankers' Acceptance, such sale and transfer of each undivided interest and participation shall be deemed to be rescinded and of no further force or effect. Upon any change in the Commitments of the Banks, it is hereby agreed that, with respect to all outstanding Bankers' Acceptances, there shall be an automatic adjustment to the participations pursuant to this Section 1.5(d) to reflect the new Commitment Percentages of the assigning and assignee Banks.

          (2) In the event that Conair shall not have paid in cash to the Acceptance Bank the full face amount of a Bankers' Acceptance on or before the stated maturity date thereof pursuant to and as required by Section 1.5(b), the Acceptance Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Acceptance Bank the amount of such Bank's Commitment Percentage of such unpaid face amount in U.S. dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (Philadelphia time) on any Banking Business Day, any Bank required to fund a payment due on a Bankers' Acceptance, such Bank shall make its required payment on the same Banking Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent for the account of the Acceptance Bank, such Bank agrees to pay to the Agent for the account of the Acceptance Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Acceptance Bank at the Federal Funds Rate. The failure of any Bank to make available to the Agent for the account of the Acceptance Bank its Commitment Percentage of any payment due on a Bankers' Acceptance shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Acceptance Bank its Commitment Percentage of any payment due on a Bankers' Acceptance on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Acceptance Bank such other Bank's Commitment Percentage of any such payment.

          (3) Whenever the Acceptance Bank receives a payment of the face amount of a Bankers' Acceptance as to which the Agent has received for the account of the Acceptance Bank any payments from the Banks pursuant to clause (2) above, the Acceptance Bank shall pay to the Agent and the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (4) The obligations of the Banks to make payments to the Agent for the account of the Acceptance Bank with respect to Bankers' Acceptances shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against any transferee of any Bankers' Acceptance (or any Person for whom any such transferee may be acting), the Agent, the Acceptance Bank, any Bank, or any other Person, whether in connection with this Agreement, any Bankers' Acceptance, the transactions contemplated herein or any unrelated transactions;

               (iii)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (iv) the occurrence of any Potential Default or Event of Default; or

               (v)  the   termination   of   this   Agreement  or  any
          Commitment.

     1.6  STEAMSHIP INDEMNITIES; TRADE COLLATERAL.

          (a)  GENERAL REQUIREMENTS.

          (1) Subject to and upon the terms and conditions herein set forth, Conair, on behalf of itself or on behalf of CCL, may request a Bank at any time and from time to time prior to the Trade Finance Termination Date, to issue, and subject to the terms and conditions contained herein such Bank (the "INDEMNITY BANK") shall issue, for the account of the Borrower, one or more Steamship Indemnities in such form as is approved by the Issuing Bank in its sole discretion.

          (2) Notwithstanding the foregoing, (i) no Steamship Indemnity shall be issued the Indemnity Amount of which, when added to the Steamship Indemnity Outstandings, face amount of Bankers' Acceptances, the Letter of Credit Outstandings, and outstanding principal amount of Short Term Loans at such time, would exceed the Aggregate Trade Finance Commitment, and (ii) no Steamship Indemnity shall be issued by any Bank the Indemnity Amount of which, when added to the Letter of Credit Outstandings of Letters of Credit issued by such Bank, the face amount of Bankers' Acceptances created by such Bank, any Steamship Indemnity Outstandings with respect to such Bank, and such Bank's Commitment Percentage of Short Term Loans then outstanding, would exceed such Bank's Trade Finance Commitment.

          (b)  STEAMSHIP INDEMNITY REQUESTS.

          (1) Whenever a Borrower desires that a Steamship Indemnity be issued for its account, it shall give the Indemnity Bank (with copies to be sent to the Agent) written request therefor.

          (2) The execution and delivery of each request for a Steamship Indemnity shall be deemed to be a representation and warranty by the Borrowers that such Steamship Indemnity may be issued in accordance with, and will not violate the requirements of, this Section 1.6. Unless the Indemnity Bank has received notice from the Agent or the Required Banks before it issues the respective Steamship Indemnity that one or more of the conditions specified in Section 3.1 are not then satisfied, or that the issuance of such Steamship Indemnity would violate Section 1.6, then the Indemnity Bank shall issue the requested Steamship Indemnity for the account of the Borrower in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Indemnity Bank's usual and customary practices and any Steamship Indemnity Agreement in effect with such Borrower. In the event that any conflict shall exist between the terms of this Agreement and the terms of any such Steamship Indemnity Agreement, the terms of this Agreement shall prevail.

          (c)  STEAMSHIP INDEMNITY PARTICIPATIONS.

          (1) Immediately upon the issuance by the Indemnity Bank of any Steamship Indemnity, the Indemnity Bank shall be deemed to have sold and transferred to each Bank (other than the Indemnity Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Indemnity Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Steamship Indemnity and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Notwithstanding the foregoing, if any Indemnity Bank shall fail to notify the Agent of the issuance of a Steamship Indemnity as part of such Bank's Bank Daily Report, as required by Section 1.12 hereof, promptly following such issuance and in any event not later than five Banking Business Days after receipt by such Bank of the Agent Weekly Report distributed by the Agent most recently following the issuance of such Steamship Indemnity, such sale and transfer of each undivided interest and participation shall be deemed to be rescinded and of no further force or effect. Upon any change in the Commitments of the Banks, it is hereby agreed that, with respect to all outstanding Steamship Indemnities, there shall be an automatic adjustment to the participations pursuant to this Section 1.6(c) to reflect the new Commitment Percentages of the assigning and assignee Banks.

          (2) In the event that the Indemnity Bank makes any payment under any Steamship Indemnity and the Borrowers shall not have reimbursed such amount in full in cash to the Indemnity Bank pursuant to and as required by
Section 1.6(d), the Indemnity Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Indemnity Bank, the amount of such Bank's Commitment Percentage of such unreimbursed payment in U.S. dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (Philadelphia time) on any Banking Business Day, any Bank required to fund a payment under a Steamship Indemnity, such Bank shall make its required payment on the same Banking Business Day. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Agent for the account of the Indemnity Bank, such Bank agrees to pay to the Agent for the account of the Indemnity Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Indemnity Bank at the Federal Funds Rate. The failure of any Bank to make available to the Agent for the account of the Indemnity Bank its Commitment Percentage of any payment under any Steamship Indemnity shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Indemnity Bank its Commitment Percentage of any payment under any Steamship Indemnity on the date required, as specified above; but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Indemnity Bank such other Bank's Commitment Percentage of any such payment.

          (3) Whenever the Indemnity Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Indemnity Bank any payments from the Banks pursuant to clause (2) above, the Indemnity Bank shall pay to the

Agent and the Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

          (4) The obligations of the Banks to make payments to the Agent for the account of the Indemnity Bank with respect to Steamship Indemnities shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Steamship Indemnity, any transferee of any Steamship Indemnity (or any Person for whom any such transferee may be acting), the Agent, the Indemnity Bank, any Bank, or any other Person, whether in connection with this Agreement, any Steamship Indemnity, the transactions contemplated herein or any unrelated transactions;

               (iii)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (iv) the occurrence of any Potential Default or Event of Default; or

               (v)  the  termination   of   this   Agreement   or  any
          Commitment (but only with respect to Steamship Indemnities issued prior to such termination).

          (d)  AGREEMENT TO REPAY STEAMSHIP INDEMNITY DRAWINGS, COLLATERAL,
ETC.

          (1) Each Borrower agrees to reimburse the Indemnity Bank, in immediately available funds, for any payment made by the Indemnity Bank under any Steamship Indemnity issued at the request of such Borrower (each such amount so paid until reimbursed, an "UNPAID INDEMNITY") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Indemnity Bank, to the extent not reimbursed prior to 1:00 p.m. (Philadelphia time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Base Rate plus the Applicable Margin plus 200 basis points, such interest to be payable promptly following demand.

          (2)  The  obligations  of each Borrower under this Section 1.6(d)
to reimburse the Indemnity Bank with respect to Unpaid Indemnities (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including in its capacity as the Indemnity Bank or as a participant in any Steamship Indemnity), including, without limitation, any defense based upon any non-application or misapplication by the beneficiary of the proceeds of any payment under a Steamship Indemnity (each, an "INDEMNITY"); provided, however, that no Borrower shall be obligated to reimburse the Indemnity Bank for any wrongful payment made by the Indemnity Bank under a Steamship Indemnity as a result of acts or omissions constituting wilful misconduct or gross negligence on the part of the Indemnity Bank.

          (3) Conair unconditionally and irrevocably guarantees to each Bank the due, prompt and complete payment by CCL of its reimbursement obligation with respect to any Steamship Indemnity issued for the benefit of CCL when and as the same shall become due and payable, together with any and all other amounts with respect to which CCL is obligated under any Loan Document. The obligation of Conair under this paragraph (3) is a guaranty of payment and not of collectibility and is no way conditioned or contingent upon any attempt to collect from or enforce compliance by CCL or upon any other event, contingency or circumstance whatsoever. The obligation of Conair under this paragraph (3) shall be primary, absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based upon any claim Conair or any other Person may have against CCL or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Conair or CCL shall have any knowledge or notice thereof). Conair shall not be subrogated to the rights of the Banks in respect of any payment or other obligation with respect to which an amount has been payable by Conair under this paragraph (3), and shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by it pursuant to the provisions of this paragraph (3). The liability of Conair under this paragraph (3) shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of CCL, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the CCL or any substantial part of its property, or otherwise, all as though such payment had not been made.

          (e) TRADE COLLATERAL. Each Borrower hereby grants to the Bank issuing a Letter of Credit, creating a Bankers' Acceptance or entering into a Steamship Indemnity an absolute security interest in and unqualified right to the possession and disposal of all goods, including without limitation inventory, shipped under or in connection with each Letter of Credit, Bankers' Acceptance or Steamship Indemnity issued, created or entered into by such Bank, and in and to all shipping documents, documents of title, or drafts drawn under a Letter of Credit, together with the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of such Borrower to such issuing, creating or entering Bank under or with reference to such Letter of Credit, Bankers' Acceptance or Steamship Indemnity, and all other Obligations, now or hereafter incurred, have been fully paid
and  discharged.   Each  Bank acknowledges that, to the extent such security
interest secures Obligations other than such specific Letter of Credit, Bankers' Acceptance or Steamship Indemnity, use of the proceeds of such collateral shall be subject to the Intercreditor Agreement. Each Borrower will execute and deliver to each Bank from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such further acts and things as a Bank may reasonably request in order to further evidence or carry out the intent of this Section or to perfect the lien and security interest created hereby or intended so to be.

     1.7 COMMITMENT FEES. In addition to the fees set forth in Section 3.2(g) the Borrowers agree to pay to the Agent on behalf of each Bank as compensation for such Bank's Revolving Loan Commitment and Trade Finance Commitment a fee (the "COMMITMENT FEE") computed at the rate of (i) one-quarter of one percent (1/4 of 1%) per annum on the average daily amount of the unused portion of the Aggregate Revolving Loan Commitment accrued from and after the date hereof and (ii) one-eighth of one percent (1/8 of 1%) per annum on the average daily amount of the unused portion of the Aggregate Trade Finance Commitment accrued from and after the date hereof. The unused portion of the Aggregate Revolving Loan Commitment shall mean the Aggregate Revolving Loan Commitment less the aggregate unpaid principal of outstanding Aggregate Revolving Credit Loans. The unused portion of the Aggregate Trade Finance Commitment shall mean the Aggregate Trade Finance Commitment less the aggregate unpaid principal amount of outstanding Short Term Loans, Letter of Credit Outstandings and the aggregate outstanding amount of Bankers' Acceptances. The Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing January 1, 1993 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. Payment shall be made to the Agent on behalf of the Banks and the Agent shall promptly forward to each Bank the amount due such Bank. The Commitment Fee shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

     1.8 REDUCTION AND TERMINATION OF AGGREGATE REVOLVING LOAN COMMITMENT AND STL/BA SUBLIMIT.

          (a) The Aggregate Revolving Loan Commitment shall be reduced from time to time by the full amount of the following:

               (1) The net cash proceeds of assets sold by Conair or any Subsidiary on or after the date hereof, other than (i) sales in the ordinary course of business, (ii) sales in any transaction or series of related transactions outside of the ordinary course of business, in each case where the net proceeds are not in excess of $4,000,000, provided that the maximum cumulative total net proceeds of such sales (excluding the sale-leaseback transaction of certain computer equipment owned by Conair, not to exceed $2,000,000 to be completed on or about January 1, 1993) in excess of $8,000,000 shall reduce the Aggregate

     Revolving Loan Commitment, (iii) the sale of Farouk Systems, Inc. and (iv) transactions approved by all the Banks;

               (2) The net proceeds of Indebtedness for Borrowed Money incurred on or after the date hereof and owing to or held by any Person other than Conair, except (i) indebtedness under this Agreement, (ii) the Senior Notes, (iii) the Subordinated Notes, (iv) indebtedness secured by the Arizona Properties, and indebtedness secured by the Rantoul Facility, the principal amount of which is within the limitations provided in Section 5.2(d); and (v) indebtedness permitted by Section 5.2(f), (g) and
     (h).

               (3) The net cash proceeds of all equity securities issued by Conair on or after the date hereof other than the Preferred Stock.

Reductions in the Aggregate  Revolving  Loan  Commitment under this Section
1.8 shall not affect the amount or date of any scheduled reduction listed on Exhibit A hereto.

          (b) Commencing at such time as the Aggregate Revolving Loan Commitment is reduced to $0, the STL/BA Sublimit shall be reduced from time to time by the full amount provided in clauses (1) and (2) (but not (3)) above arising thereafter.

          (c) Conair shall give the Agent and the Banks written notice not less than 30 days prior to any Change of Control Event. The Banks may, upon any such Change of Control Event, by notice to Conair, reduce each of the Aggregate Revolving Loan Commitment and the Aggregate Trade Finance Commitment to $0, and accelerate the Revolver Termination Date and the Trade Finance Termination Date, whereupon the Revolving Credit Loans and Short Term Loans and all Obligations, including without limitation accrued interest, shall be due and payable without presentment, demand, protest or other notice of any kind. To the extent the Obligations becoming due and payable relate to Letters of Credit and Steamship Indemnities, the amount becoming due and payable shall be the aggregate amount of the Letter of Credit Outstandings and Steamship Indemnity Outstandings, whether or not any drawings or claims have been presented thereunder.

     1.9  PREPAYMENTS.

          (a) BASE RATE LOANS AND SHORT TERM LOANS. The Borrowers shall make mandatory prepayments of the Revolving Credit Loans if at any time the aggregate outstanding Revolving Credit Loans exceed the then Aggregate Revolving Credit Commitment. In addition, on one Banking Business Day's notice to the Banks, the Borrowers may, at their option, prepay the Base Rate Loans or Short Term Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $1,000,000 or, if greater, then in such minimum amount plus $1,000,000 multiples.

          (b) LIBO RATE LOANS. The Borrowers may prepay any LIBO Rate Loan provided that (1) not less than $2 million of the LIBO Rate Loan for a given interest period is prepaid, and (2) if the Borrowers shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, the Borrowers shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow. The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Borrowers by the Agent in the form provided by each Bank incurring or sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the fact and the amounts stated therein, absent manifest error. For purposes of this subsection, a prepayment of all the LIBO Rate Loans shall be deemed to occur whenever the interest rate thereon is converted under the provisions of Section 1.15.

     1.10 PAYMENTS.

          (a) LIBO LOANS. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Loans with Interest Periods of six months shall be due and payable at the end of the third month and on the last day of such Interest Period.

          (b) BASE RATE LOANS. Accrued interest on all Base Rate Loans shall be due and payable on the first Banking Business Day of each calendar quarter, on the date of a paydown which effectively reduces the base rate loans under the revolving credit loan to zero outstanding, or upon the Revolver Termination Date.

          (c) SHORT TERM LOANS. Accrued interest on all Short Term Loans shall be due and payable on the first Banking Business Day of each calendar quarter, on the date of a paydown which effectively reduces the short term loans outstanding to zero, and upon the Trade Finance Termination Date.

          (d) APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. All payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Borrowers, by written notice to the Agent at the time of such payment or prepayment. If no such written notice is received by the Agent, the payment or prepayment shall be applied to the Loans in such order and to such extent as the Agent shall determine in accordance with Section 7.7. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Borrowers hereunder shall be remitted to the Agent on behalf of the Banks at the address set forth opposite its name on the signature page hereof in immediately available funds not later than 12:00 noon (Philadelphia time) on the day when due in lawful money of the United States of America. The Agent will promptly distribute to each Bank by wire transfer in immediately available funds each Bank's pro rata share of such payment based upon such Bank's Commitment Percentage, or, if such payment relates to a LIBO Rate

Loan, based upon the proportion of such LIBO Rate Loan made by such Bank. Whenever any payment is stated as due on a day which is not a Banking Business Day, the maturity of such payment shall, except as otherwise provided in Section 1.11, be extended to the next succeeding Banking Business Day and interest shall continue to accrue during such extension. The Borrowers authorize the Agent to deduct from any account of any Borrower maintained at the Agent or over which the Agent has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner.

          (e) NET PAYMENTS. (i) All payments made to the Banks and the Agent by the Borrowers hereunder, under any Note or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of a Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "TAXES"). The Borrowers shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Agent upon request certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

          (ii) Notwithstanding the preceding paragraph (i), the Borrowers shall be entitled, to the extent required to do so by law, to deduct or withhold Taxes imposed by the United States of America (or any political subdivision or taxing authority thereof) from interest, fees or other amounts payable hereunder for the account of any Person other than a Bank
(x) that is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes (but excluding any foreign office of any Bank) or (y) that has necessary forms on file with the Borrowers for the applicable year to the extent deduction or withholding of such Taxes is not required as a result of the filing of such forms, provided that if a Borrower shall so deduct or withhold any such Taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

     1.11 INTEREST.

          (a) BASE RATE. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate plus the Applicable Margin set forth in Section 1.11(f).

     "BASE RATE" shall mean, for any day, the highest of (i) the fluctuating rate per annum publicly announced from time to time by the Agent as its "prime rate" (ii) the Federal Funds Rate plus 1/2 of 1% or
(iii) the CD Rate plus 5/8 of 1%.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Banking Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Business Day as so published on the next succeeding Banking Business Day.

     "CD RATE" shall mean the sum of (A) plus (B) where "(A)" is the quotient of (1) the average, rounded upwards to the next one-hundredth of one percent (1/100 of 1%), furnished to the Agent on the date of such Loan, of the rates per annum bid by two New York City certificate of deposit dealers of recognized standing for the purchase at face value of 90-day certificates of deposit of the Agent in an amount comparable to the principal amount of the Loan requested, such rate to be determined by the Agent on the basis of the quotations obtained by it as of 10:00 A.M. (Philadelphia time) on the Banking Business Day of the Loan (or as soon thereafter as is practicable) from at least two such dealers selected by the Agent, divided by (2) a number equal to one (1.0) minus the CD Reserve Adjustment Factor and "(B)" is the Assessment Rate.

     "CD RESERVE ADJUSTMENT FACTOR" means the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such 90-day period under Regulation D by member banks of the Federal Reserve System against new nonpersonal U.S. Dollar time deposits in the amount of $100,000 or more and with a 90-day maturity. Without limiting the effect of the foregoing, the CD Reserve Adjustment Factor shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities that includes deposits by reference to which the CD Rate is to be determined; or (2) any category of credit or other assets that include Loans the interest rate of which is determined in accordance with clause (iii) of the definition of "BASE RATE."

     "ASSESSMENT RATE" means the average rate (expressed as a percentage) determined by the Agent to be the actual (if known) or the estimated (if the actual rate is not known) assessment rate (rounded up, if necessary, to the next 1/10 of 1%) at which the Agent pays premiums to the Federal Deposit Insurance Corporation (or any successor) during the 90-day period for deposit insurance for U.S. Dollar time deposits. In the event the assessment rate of any Bank exceeds the assessment rate of the Agent, "Assessment Rate" shall be deemed to include such Bank's rate on the portion of the Loan made by that Bank for which the CD Rate is to be applicable. In such event, the applicable Bank shall directly charge the Borrowers for such additional amount and the Borrowers agree to pay such Bank promptly upon receipt of any supplemental invoice therefor.

          (b) LIBO RATE. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a fixed rate per annum equal to the LIBO Rate plus the Applicable Margin set forth in Section 1.11(f).

     After receipt of a request for a LIBO Rate Loan, the Agent shall proceed to determine the LIBO Rate to be applicable thereto. "LIBO RATE" shall mean, for the applicable Interest Period, (1) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Agent two London Banking Business Days prior to the date of the Loan, at which the Agent is offered deposits in United States Dollars at approximately 11:00 A.M., London time, on the second London Banking Business Day preceding the date of such Loan by leading banks in the interbank eurodollar market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (2) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage.

     "LIBO RATE RESERVE PERCENTAGE" means, relative to each Interest Period, that percentage (expressed as a decimal) specified from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, supplemental, marginal and emergency reserves) with respect to eurocurrency fundings (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date.

     The Agent shall give prompt notice by telephone or facsimile to Conair and to each Bank of the LIBO Rate thus determined in respect of each LIBO
Rate Loan or any change therein.   If  the  Agent  shall  not so notify the
Borrowers and each Bank of a rate, or if otherwise the Agent shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Agent shall give notice of such inability or determination by telephone to Conair on behalf of the Borrowers and to each Bank at least two Banking Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Borrowers at any time thereafter to submit another request.

     "INTEREST PERIOD" means (1) with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter as selected by the Borrowers under the procedures specified in Section 1.3, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Banking Business Day shall end on the next succeeding Banking Business Day unless such next succeeding Business Day falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Banking Business Day.

     In the event the Borrowers fail or are not permitted to select an Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan shall, at the option of the Borrowers, be prepaid in the manner provided in Section 1.9(b) or be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

          (c) BANKERS' ACCEPTANCE RATE. "Bankers' Acceptance Rate" means, with respect to, and at the time of, the creation of each Bankers' Acceptance, the rate per annum in effect at the Acceptance Bank on the date the Bankers' Acceptance is created for discount by such Bank of commercial drafts eligible for discount with Federal Reserve Banks approximately in the same denomination, of equal tenor, and maturing on the same date as the draft being used to create such Bankers' Acceptance.

          (d) CONVERSIONS OF LOANS. The Borrowers shall have the right to convert Base Rate Loans into LIBO Loans, and vice versa, from time to time, provided that: (i) Borrowers shall give the Agent notice of each permitted conversion as provided in Section 1.3 hereof; (ii) LIBO Rate Loans may be converted only as of the last day of the applicable Interest Period for such Loans; and (iii) without the consent of the Banks, no Base Rate Loan may be converted into a LIBO Rate Loan and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or an event ("POTENTIAL DEFAULT") which with the giving of notice or the passing of time or both would become an Event of Default, exists or would thereby occur. The Agent shall use its best efforts to notify Conair on behalf of the Borrowers of the effectiveness of such conversion, and the new interest rate to which the converted Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

          (e)  DEFAULT RATE.

               (i) If any Event of Default specified in Section 6.1(a) or Section 6.1(e) shall occur; or

               (ii) If any other Event of Default occurs and the Banks declare the Notes to be immediately due and payable;

THEN, the rate of interest applicable to each Loan then outstanding shall be increased by 200 basis points per annum (the resulting interest rate in each case is referred to herein as the "DEFAULT RATE"). Unless waived by the Required Banks, the Default Rate shall apply from the date of the Event of Default until the date such Event of Default or breach is cured, and interest accruing at the Default Rate shall be payable upon demand.

          (f) APPLICABLE MARGINS. The Base Rate Margin, the LIBO Rate Margin and the Bankers' Acceptance Rate Margin (in each such case, the "Applicable Margin") will be determined from time to time based on the attainment of certain financial ratios. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 4.1, the Agent shall determine (A) the ratio of Senior Funded Debt to Tangible Net Worth plus Senior Funded Debt, (B) the ratio of Trailing Adjusted Net Income to Fixed Charges and (C) the ratio of EBITDA to interest expenses for the quarterly period covered by such statements. The Agent shall thereupon determine the Applicable Margins corresponding to (A) above and the higher of the Applicable Margins corresponding to (B) or (C) above. The Applicable Margins shall be the lowest of the Applicable
Margins resulting from such determination. Any adjustment to the Applicable Margins shall become effective on the first day of the third month following the end of a quarterly period, and shall remain effective until the first day of the third month following the end of the next quarter.


    Ratio of Senior           Ratio of
    Funded Debt to            Trailing
     Tangible Net           Adjusted Net
   Worth Plus Senior          Income to           EBITDA to                                         Bankers'
      Funded Debt          Fixed Charges**    Interest Expense       Base          LIBO Rate       Acceptance
  (not greater than)       (not less than)     (not less than)    Rate Margin       Margin         Rate Margin
  ------------------       ---------------    ----------------    -----------      ----------      -----------
          60                    1.65                 4.5                   0          110             110
          60                    1.70                 5.0                (50)           90              90
          57*                   1.80                 5.5               (100)           65              65
          50                    2.00                 6.0               (125)           55              55




*  As applied to the third Quarter of 1994, such ratio criteria shall be 59.

** As of December 31, 1995, such ratio criteria shall reduce by .25.


          (g) COMPUTATIONS. Interest on LIBO Rate Loans shall be computed on the basis of a year of 360 days and the actual days elapsed, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed.

     1.12 REPORTS AS TO LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES AND STEAMSHIP INDEMNITIES.

          (a) The Borrowers shall provide to the Agent on each Banking Business Day a report (which report shall be in substantially the form of Exhibit E hereto) (the "BORROWERS DAILY REPORT") setting forth certain information with respect to Revolving Credit Loans, Short Term Loans, Letters of Credit and Bankers' Acceptances outstanding as of the close of business on the immediately preceding Banking Business Day.

          (b) Each Bank shall provide to the Agent on each Banking Business Day a report (which report shall be in substantially the form of Exhibit F hereto) (the "BANK DAILY REPORT") setting forth certain information with respect to Letters of Credit issued and Bankers'

Acceptances created by such Bank outstanding as of the close of business on the immediately preceding Banking Business Day.

          (c) The Agent shall provide to each Bank and to Conair on the first Banking Business Day of each week a report (which report shall be in substantially the form of Exhibit G hereto) (the "AGENT WEEKLY REPORT") setting forth certain information with respect to Revolving Credit Loans, Short Term Loans, Letters of Credit and Bankers' Acceptances outstanding as of the close of business on the final Banking Business Day of the immediately preceding week, including, commencing January 1, 1994, the then applicable Base Rate Margin, LIBO Rate Margin and Bankers' Acceptance Rate Margin.

          (d) The Agent shall provide to each Bank and to Conair not later than the fifth Banking Business Day of each month a report (which report shall be in substantially the form of Exhibit H hereto) (the "AGENT MONTHLY REPORT") setting forth, as to each Bank, the average daily Letter of Credit Outstandings during the prior month of the Letters of Credit issued by such Bank and the average daily face amount of Bankers' Acceptances created by such Bank which were outstanding during the prior month.

          (e) Notwithstanding anything else contained in this Agreement, the failure of any Bank to provide a Bank Daily Report shall not result in any liability to the other Banks or cause any sale and transfer of any undivided interest and participation to be deemed to be rescinded unless such Bank shall have failed to report the issuance of a Letter of Credit or the creation of a Bankers' Acceptance within five Banking Business Days following the receipt by such Bank of the Agent Weekly Report distributed by the Agent most recently following the issuance of such Letter of Credit or the creation of such Bankers' Acceptance.

     1.13 ANNUAL ALLOCATION FEE.

     Not later than ten Banking Business Days following each anniversary of the date hereof and following the Trade Finance Termination Date (each, an "ANNUAL ALLOCATION DATE"), the Borrowers shall pay to each Bank a fee (which may be $0) computed in accordance with Schedule 1.13 hereto (the "ANNUAL ALLOCATION FEE"). Such Annual Allocation Fee shall be based upon the Agent's Monthly Reports for each month ending during the period from the immediately preceding Annual Allocation Date through the current Annual Allocation Date.

     1.14 CHANGES IN CIRCUMSTANCES; YIELD PROTECTION.

          (a) If any Regulatory Change or compliance by the Banks with any request made by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

               (i) impose, modify or make applicable any reserve, special deposit or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Banks;

               (ii) impose on the Banks any other condition regarding the Notes;

               (iii)subject the Banks to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Banks to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from the Borrowers; or

               (iv) change the basis of taxation of payments from the Borrowers to the Banks (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to a Bank of making or maintaining any LIBO Rate Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any LIBO Rate Loan, the Agent will immediately so notify the Borrowers. If a Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Agent to the Borrowers, the Borrowers shall pay to such Bank on each interest payment date of the LIBO Rate Loan such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

          (b) If any Bank shall determine that any law, rule or regulation regarding capital adequacy or the adoption of any law, rule or regulation regarding capital adequacy, which law, rule or regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrowers shall promptly pay to the Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Determination by a Bank for purposes of this Section of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount
accruing to the Bank owing to such event or events.   Such certificate shall
be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     "REGULATORY CHANGE" means any change after the date of this Agreement in United States, federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests of or under any United States federal, state, or foreign laws or (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     1.15 ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Banks to (1) maintain their Revolving Loan Commitments or Trade Finance Commitments, then upon notice to the Borrowers by the Agent, the Revolving Loan Commitments or Trade Finance Commitments, or both, as the case may be, shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

II.   REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Banks that:

     2.1  ORGANIZATION, STANDING.  Each Borrower  and  Subsidiary  (i) is a
corporation duly organized, validly existing and in good standing (or equivalent status under the laws of the foreign jurisdiction, if applicable, in which such company was formed) under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under the Notes, the Letter of Credit Agreements, the Bankers' Acceptance Agreements, the Steamship Indemnity Agreements, the Subordination Agreements, the Intercreditor Agreement, the Pledge Agreement and the Guarantee (individually, a "LOAN DOCUMENT" and collectively, the "LOAN DOCUMENTS") to which it is a party and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

     2.2 CORPORATE AUTHORITY, ETC. The making and performance of the Loan Documents to which it is a party are within the power and authority of each Borrower and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of the Borrowers' or Subsidiaries' shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets except in favor of the Banks. Further, no Borrower or Subsidiary is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of any Borrower or Guarantor or of Conair and its Subsidiaries taken as a whole. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency (other than authorizations, approvals, consents, filings and registrations heretofore obtained and in full force and effect) are necessary for the execution, delivery or performance by any Borrower or Subsidiary of any Loan Document to which such Borrower or Subsidiary is a party or for the validity or enforceability thereof.

     2.3 VALIDITY OF DOCUMENTS. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of each Borrower and Subsidiary that is a party thereto, enforceable against it in accordance with its terms. No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or under present law will be necessary to the validity or performance of any Loan Document.

     2.4 LITIGATION. Except as set forth in Schedule 2.4 hereto as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting any Borrower or Subsidiary or any of its assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a material adverse effect on the financial condition, operations or assets of any Borrower or Guarantor or of Conair and its Subsidiaries taken as a whole or upon its ability to perform under the Loan Documents.
Schedule 2.4 includes a detailed description of the status of each litigation matter listed therein as of the date of this Agreement.

     2.5  ERISA.   The  provisions  of each Plan in which any  Borrower  or
ERISA Affiliate participates or to which any Borrower or ERISA Affiliate contributes, whether or not they are the sole participant or contributor, comply, in all material respects, with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued
under  the  provisions   of   ERISA   and  the  Code  setting  forth  those
requirements.  No event has occurred with  respect to any Plan in which any
Borrower  or  ERISA  Affiliate  participates  or   to  which  any  of  them
contributes (hereinafter referred to as a "COVERED PLAN") which constitutes a Reportable Event, or, if such event has occurred, the employer and plan administrator have complied with such Section 4043 and the regulations thereunder, and have discharged all notification obligations, if any, imposed on either of them by such Section 4043, to the extent that the employer or plan administrator has not been relieved of such obligations by regulation or otherwise by the Pension Benefit
Guaranty Corporation ("PBGC"); there does not exist with respect to any Covered Plan any accumulated funding deficiency within the meaning of Section 412 of the Code nor has there been issued either a variance or a waiver of the minimum funding standards imposed by the Code with respect to any Covered Plan, nor are there any excise taxes due or hereafter to become due under Section 4971 of the Code with respect to the funding of any covered Plan for any plan year or fiscal period ending prior to the date hereof; no Covered Plan to which Section 4021 of ERISA applies has been terminated or, if such termination has occurred, the requirements of ERISA Sections 4041 and 4044 have been satisfied and the Internal Revenue Service has issued a letter of determination that the Covered Plan met the requirements of Code Section 401(a) at the time of such termination;
no Covered Plan has incurred any liability to the PBGC under Sections 4062, 4063 or 4064 of ERISA which has not been satisfied or discharged; and no Covered Plan has engaged in any Prohibited Transaction. Neither the Borrowers nor any ERISA Affiliate is now or has been at any time a contributor or obligated to contribute to any Multiemployer Plan or if any Borrower or ERISA Affiliate is or has been a contributor to a Multiemployer Plan, any Borrower or ERISA Affiliate has not incurred any withdrawal liability within the meaning of Section 4201 of ERISA which has not been fully satisfied. As of the date of this Agreement, neither the Borrowers nor any ERISA Affiliate has established or maintained any Plan or arrangement which provides post-employment welfare benefits or coverage (other than as required pursuant to Section 4980B of the Code). As of the date of this Agreement, neither the Borrowers nor any ERISA Affiliate has ever established, maintained or contributed to, or has any liability, actual or contingent, with respect to, a Plan subject to Title IV of ERISA. Each Borrower and each ERISA Affiliate has, as of the date of this Agreement, made all contributions or payments to or under each such Plan required by law or the terms of such Plan.

     For purposes of this Agreement:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA AFFILIATE" means any corporation which is a member of the same controlled group of corporations as Conair within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with Conair within the meaning of Section 414(c) of the Code.

     "MULTIEMPLOYER  PLAN"  means  a multiemployer plan as defined in ERISA
Section 4001(a)(3).

     "PENSION PLAN" means, at any time, any Plan (including a Multiemployer
Plan), the funding requirements of which  (under  ERISA Section 302 or Code
Section 412) are, or at any
time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of any Borrower or any ERISA Affiliate.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan.

     "PROHIBITED TRANSACTION" means a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "REPORTABLE EVENT" means, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any Borrower or any ERISA Affiliate to make payments required by Code Section 412(m).

     "TERMINATION EVENT" means, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

     "UNFUNDED PENSION LIABILITIES" means, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "UNRECOGNIZED RETIREE WELFARE LIABILITY" means, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Borrower, such amount of the obligation shall be based on an estimate made in good faith. For purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a subsidiary that is not otherwise a ERISA Affiliate shall be taken into account.

     2.6  FINANCIAL STATEMENTS.   The  consolidated financial statements of
Conair and its Subsidiaries as of and for the fiscal years ending December 31, 1991 and December 31, 1990, consisting in each case of a balance sheet, a statement of income, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated financial statements of Conair and its Subsidiaries as of June 30, 1992 and June 30, 1991 furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and cash flows of Conair and its Subsidiaries as of the date and
for  the  period  referred  to,  in   conformity  with  generally  accepted
accounting principles as in effect from time to time consistently applied ("GENERALLY ACCEPTED ACCOUNTING PRINCIPLES") (subject,
in  the  case  of interim  statements,  to  changes   resulting   from  audits
and year-end adjustments). Except as set forth on Schedules 2.4 and 2.6, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets and which, individually or in the aggregate, would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole. There has been no material adverse change in the business, operations or assets or condition (financial or otherwise) of any of the Borrowers, since June 30, 1992.

     2.7 MARGIN REGULATIONS. No proceeds of any Loan will be applied for the purpose, whether immediate, incidental or ultimate, of buying or carrying or trading in any securities, including "margin stock" as defined by The Board of Governors of the Federal Reserve System.

     2.8  NOT IN DEFAULT.   No  Event of Default or Potential Default under
any Loan Document has occurred and is continuing.

     2.9 TAXES. Each Borrower and Subsidiary has filed all federal, state and local tax returns and reports which it is required by law to file and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable (other than those being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Borrowers and Subsidiaries are adequate. Conair is a member of an affiliated group of corporations filing consolidated returns for United States federal income tax purposes, and is the "common parent" of such group.

     2.10 PERMITS, LICENSES, ETC. Each Borrower and Subsidiary possesses all permits, licenses, franchises, trademarks, tradenames, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a material effect on the financial condition, operations or assets of Conair or of Conair and its Subsidiaries taken as a whole.

     2.11 COMPLIANCE WITH LAWS.

          (a)  Each  Borrower  and  Subsidiary  is  in  compliance  in  all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

          (b) Each Borrower and Subsidiary has obtained all permits, licenses and other authorizations required under any Regulation relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes except where the failure to possess the same would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole. Each Borrower and Subsidiary is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Regulation, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law. Each Borrower and Subsidiary is not aware of, nor has received written notice of, any past or present events, conditions, circumstances, activities, practices, incidents or actions which may interfere with or prevent compliance or continued compliance with those laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, except where such events, conditions, circumstances, activities, practices, incidents or actions would not result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to any Borrower's or Subsidiary's knowledge, threatened against any Borrower or Subsidiary relating in any way to those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except such actions, suits, demands, claims, hearings, notice or demand letters, notices of violations, or proceedings which would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

     2.12 SOLVENCY. Each Borrower and Subsidiary is, and after giving effect to the transactions contemplated hereby, will be, Solvent. "SOLVENT" means that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     2.13 AMOUNTS OWED TO OR FROM AFFILIATES; INTERCOMPANY AGREEMENTS.

          (a) AFFILIATES. Except as disclosed on Schedule 2.13 as of the date of this Agreement, there is not outstanding and unpaid any debt, loan, advance, guaranty or investment (i) by any Borrower to or for the benefit of any Conair Affiliate or (ii) to any Borrower from any Conair Affiliate (collectively, "INTERCOMPANY DEBT"), and there has not been paid (1) by any Borrower to or for the benefit of any Conair Affiliate or (2) to any Borrower from any Conair Affiliate, any amount for management, administrative, operational, consulting, brokerage or other services. None of the Borrowers has prepaid to or for the benefit of any Subsidiary or other Conair Affiliate any Intercompany Debt or amount for management, administrative, operational, consulting, brokerage or other services.

          (b)  INTERCOMPANY    AGREEMENTS.     Except   as   disclosed   on
Schedule 2.13 hereto as of the date of this Agreement, there are no agreements between any Borrower and any Conair Affiliate relating to the extension of any funds to a Borrower, the sharing of any costs among the Borrowers and any Conair Affiliate or the provision of any management, administrative, operational, consulting, brokerage or other services to a Borrower ("INTERCOMPANY AGREEMENTS").

          (c) DIVIDENDS. Except as disclosed on Schedule 2.13 hereto, during the period from June 30, 1992 through the date of this Agreement, neither Conair nor any other Borrower accrued, declared or paid any dividend on, or purchased, redeemed, retired or otherwise acquired for value, any of Conair's or such Borrower's capital stock then outstanding, returned any capital stock to its stockholders, or made any distribution with respect to its shares, whether in cash, property or obligations, except to stockholders that are Borrowers.

     2.14 TITLE TO ASSETS. Each Borrower and Subsidiary has good and marketable title to all of its properties and assets, free and clear of all Liens, other than Permitted Liens and encumbrances which do not materially impair the use or value thereof.

     "LIEN" means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "PERMITTED LIENS" means:

          (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrowers by appropriate proceedings and for which adequate reserves have been established by the Borrowers as reflected in the Borrowers' financial statements;

          (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Borrowers by appropriate proceedings and for which adequate reserves have been established by the Borrowers as reflected in the Borrowers' financial statements;

          (c) liens in favor of the Banks and the holders of Senior Notes under the Loan Documents; and

          (d) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrowers and the Subsidiaries incurred in the ordinary course of business which INDIVIDUALLY OR in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of either Borrower or any Subsidiary;

          (e) liens (other than Liens imposed in any property of the Borrowers or any ERISA Affiliate pursuant to ERISA or section 412 of the
Code) incurred or deposits made in the ordinary course of business

               (i)  in    connection   with   workers'   compensation,
          unemployment insurance and other types of social security or

               (ii) to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such lien shall not secure any reimbursement or indemnity obligation in an amount greater than $1,000,000), bids, leases that are not capitalized leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole;

          (f)  liens existing upon the date hereof as set forth in Schedule
2.14 hereto.

     2.15 INSURANCE. The Borrowers and the Subsidiaries have at their own cost and expense obtained in commercially reasonable kind and form and with financially sound and reputable insurers, all risk of physical loss or damage insurance covering the assets of the Borrowers and the Subsidiaries wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with the Borrowers and the Subsidiaries (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by corporations engaged in the same business and similarly situated with the Borrowers and the Subsidiaries.

     2.16 NO BURDENSOME AGREEMENTS. No Borrower or Subsidiary is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which now has or, as far as such Borrower or Subsidiary can reasonably foresee, may have a materially adverse effect, financial or otherwise, upon the assets or business of Conair or of Conair and its Subsidiaries taken as a whole.

     2.17 SUBSIDIARIES, ETC. Set forth in Schedule 2.17 hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries (and the respective jurisdiction of incorporation of each such Subsidiary) and of all Investments held by any of the Borrowers in any joint venture or other Person. Except as disclosed in Schedule 2.17 hereto, as of the date hereof, Conair owns, directly or through a Subsidiary, free and clear of Liens, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and Conair (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments. Schedule 2.17 also sets forth as to each Subsidiary the authorized capital stock, the number of shares of each class of such capital stock issued and outstanding and held in treasury and the record and beneficial owners of all such issued and outstanding shares. Except as set forth on Schedule 2.17, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and will be fully paid and nonassessable and free and clear of all Liens whatsoever (except a lien on the stock of Conair Costa Rica, S.A. in connection with the OPIC Guaranteed Loan) and there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any Subsidiary to issue, deliver or sell additional shares of its capital stock of any class or any securities convertible into or exchangeable for any such capital stock.

     2.18 DISCLOSURE GENERALLY. The representations and statements made by or on behalf of any Borrower in connection with this credit facility and each Loan hereunder, including representations and statements in each of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by any Borrower to the Banks in connection with this Agreement, the Loans or any Loan Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

III.   CONDITIONS PRECEDENT.

     3.1  ALL  LOANS.   The obligation of each Bank to make any Loan, issue
any Letter of Credit or Steamship Indemnity or create any Bankers' Acceptance is conditioned upon the following:

          (a) DOCUMENTS. In the case of a Loan, Conair shall have delivered and the Agent shall have received, a request for a Loan, as provided in Sections 1.1 and 1.3. In the case of a Letter of Credit, Steamship Indemnity or Bankers' Acceptance the Issuing Bank or Acceptance Bank, as the case may be, has received an appropriate request therefor.

          (b) COVENANTS; REPRESENTATIONS. Each Person that is a party thereto other than the Banks and the Agent shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan, Letter of Credit, Steamship Indemnity or Bankers' Acceptance is made, issued or created. Also, in the case of each Loan and Standby Letter of Credit, the Agent shall have received a certificate dated the date of the Loan or Standby Letter of Credit signed by the chief executive officer or chief financial officer of Conair, on behalf of the Borrowers, to the foregoing effect.

          (c) LIMITS. In the case of a Loan, the amount of the requested Loan, when added to the outstanding balances of the Notes would not exceed any applicable limit set forth or referred to in Section 1.1. In the case of a Letter of Credit, the Stated Amount of the requested Letter of Credit, in the case of a Bankers' Acceptance the face amount thereof, or in the case of a Steamship Indemnity, the Indemnity Amount, would not exceed any applicable limit set forth in Section 1.4, 1.5 or 1.6, respectively.

          (d) DEFAULTS. After giving effect to such transaction, no Event of Default or Potential Default shall exist.

     3.2 CONDITIONS TO FIRST LOAN, LETTER OF CREDIT OR BANKERS' ACCEPTANCE. No Letter of Credit or Steamship Indemnity shall be issued or Bankers' Acceptance created hereunder (other than Letters of Credit and Bankers' Acceptances existing on the date hereof) until the first Loan is made. The obligation of each Bank to make the first Loan, hereunder, is conditioned upon the following:

          (a) ARTICLES, BYLAWS. The Banks shall have received copies of the Articles of Incorporation (or in the case of any foreign company, other equivalent document) and Bylaws (or in the case of any foreign company, other equivalent document) of each Borrower and Subsidiary, certified by the secretary or assistant secretary of such Borrower or Subsidiary;

          (b) EVIDENCE OF AUTHORIZATION. The Banks shall have received certified copies of all corporate or other action (i) taken by each Person other than a Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Revolving Credit Loans, Short Term Loans, Letters of Credit and Bankers' Acceptances hereunder, together with such other related papers as the Banks shall reasonably require and (ii) taken by Conair with respect to issuance of the Senior Notes, the Subordinated Notes, and the Preferred Stock;

          (c) LEGAL OPINIONS. The Banks shall have received a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for Conair and Cuisinarts Corp., which shall be addressed to the Banks and be dated the date of the first Loan, in substantially the form attached as Exhibit E, together with related opinions of Marguiles & Marguiles, P.C., general counsel for Conair, and opinions of counsel for CCL, Conair Costa Rica, S.A. and Conair Consumer Products Inc., each in form and substance satisfactory to the Banks;

          (d) INCUMBENCY. The Banks shall have received a certificate signed by the secretary or assistant secretary of each corporate signatory to the Loan Documents other than a Bank, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents, upon which the Banks shall be entitled to rely conclusively until the Agent shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents;

          (e) NOTES. Each Bank shall have received executed Notes, each in the respective amounts provided herein, payable to the order of such Bank and otherwise in the form of Exhibits B and C hereto. In addition, the Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Agent and the Banks;

          (f) INTERCOMPANY AGREEMENTS. There will not have been any change in, modification or termination of, the Intercompany Agreements, and all such agreements shall be in form and substance satisfactory to the Banks;

          (g) FEES. The Borrowers shall have (i) paid to the Agent and each Co-Agent such fees as are then due them in connection with the Transaction, (ii) paid to the Agent a facility fee equal to 1% of the Aggregate Revolving Loan Commitment plus 1/8 of 1% of the Aggregate Trade Finance Commitment, which shall be distributed to the Banks in the proportion each Bank's Commitment Percentage, (iii) paid to CoreStates all private placement advisory fees due in connection with the Transaction, and
(iv) reimbursed the Agent for all out-of-pocket expenses, including reasonable legal fees of counsel to the Agent, incurred in connection with the Transaction contemplated hereby and reimbursed the Banks for such specific expenses as the Borrowers have otherwise agreed to pay;

          (h)  PROJECTIONS.   The Banks shall have received five  (5)  year
financial projections of the Borrowers on a consolidated basis in form and substance satisfactory to the Banks;

          (i) SENIOR NOTES. Pursuant to the Note Agreement, Conair shall have issued or, on the date of the first Loan shall issue, the Senior Notes in the amount of $50,000,000, the terms and conditions of which shall be satisfactory to the Banks;

          (j) CONSENTS. The Borrowers shall have provided to the Banks evidence satisfactory to the Banks that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby and by the issuance of the Senior Notes and related refinancing have been obtained and remain in effect;

          (k) CHANGE. No material adverse change shall have occurred in the financial condition or prospects of any Borrower since June 30, 1992;

          (l) PENDING OR THREATENED LITIGATION. There shall not be any pending litigation, bankruptcy or insolvency, injunction, order or claim which could reasonably have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or Conair and its Subsidiaries taken as a whole;

          (m) RATING. Conair shall have delivered to the Agent and the Banks evidence satisfactory to the Banks of a Duff and Phelps rating of BBB or higher with respect to the Senior Notes;

          (n) SUBORDINATED INDEBTEDNESS. The Borrowers shall have delivered to the Banks evidence satisfactory to the Banks that (i) Conair has given an irrevocable notice of the redemption with respect to all of its 14% subordinated indebtedness and the 14 1/2 % subordinated indebtedness (the "EXISTING SUBORDINATED DEBT"), (ii) Conair has issued $5,000,000 of Preferred Stock, the terms of which shall be in form and substance satisfactory to the Agent and the Banks, and (iii) Conair has exchanged with Leandro P. Rizzuto $10,000,000 in principal amount of its existing subordinated notes currently held by Mr. Rizzuto for the Subordinated Notes, which shall be in form and substance satisfactory to the Banks. The Subordination Agreements shall have been executed and delivered by each of the parties thereto, and each such agreement shall be in form and substance satisfactory to the Banks; and

          (o) OTHER AGREEMENTS. (i) Conair shall have entered into a Pledge Agreement with CoreStates Bank, N.A., as collateral agent on behalf of the Banks and the holders of the Senior Notes (the "Collateral Agent") in the form of Exhibit J hereto (the "PLEDGE AGREEMENT"), and all stock certificates required to be delivered thereunder shall have been delivered to the Agent, along with all necessary stock powers, (ii) the Borrowers shall have entered into a Letter of Credit Agreement with each Bank in the form prescribed by such Bank, (iii) the Borrowers shall have entered into a Bankers' Acceptance Agreement with each Bank in the form prescribed by such Bank, (iv) the Borrower shall, if requested by any Bank, have entered into an agreement with such Bank governing the issuance of Steamship Indemnities, such agreement to be in the form prescribed by such Bank, (v) Cuisinarts Corp. shall have entered into a Guarantee Agreement with the Agent and the Banks in the form of Exhibit K hereto and (vi) the Borrowers shall have entered into an Intercreditor and Collateral Agency Agreement with the Banks, the holders of the Senior Notes and the Collateral Agent in the form of Exhibit L hereto.

IV.   AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments or Trade Finance Line Commitments are in effect or any Obligations remain unpaid or outstanding:

     4.1 FINANCIAL STATEMENTS AND REPORTS. The Borrowers will furnish to the Banks the following financial information:

          (a) ANNUAL STATEMENTS. As soon as available but no later than ninety (90) days after the end of each fiscal year, commencing December 31, 1992, a balance sheet of Conair and its Subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for Conair and its Subsidiaries for the fiscal year and the prior fiscal year in comparative form. The financial statements shall be on a consolidated basis, including each Subsidiary, and shall include consolidating information. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. Annual financial statements (other than the consolidating information) shall be certified (without any qualification or exception deemed material by the Required Banks for the purposes of evaluating the creditworthiness of the Borrowers) by independent public accountants of nationally recognized standing acceptable to the Banks and such consolidating information shall be certified by the chief financial officer or treasurer of Conair and shall be accompanied by a report of such independent certified public accountants (if other than consolidating information) or such chief financial officer or treasurer (if consolidating information) stating that, in the opinion of such accountants or officer, respectively, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Conair and its Subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants or officers and specified in such report, and that the examination by such accountants or officers of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) (other than the consolidating financial statements) shall be accompanied by a corresponding financial statement for the same period in the preceding fiscal year and by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers. In addition to the annual financial statements, Conair shall, promptly upon receipt thereof, furnish to the Banks a copy of each other report submitted to the board of directors of Conair by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Conair or any of its Subsidiaries.

          (b) QUARTERLY STATEMENTS. As soon as available but no later than sixty (60) calendar days after the end of each fiscal quarter of each fiscal year, a consolidated balance sheet of Conair and its Subsidiaries and related consolidated statements of operations, shareholders' equity and cash flows for such quarterly period and for the period from the beginning of such fiscal year to the end of such fiscal quarter certified by the chief financial officer of Conair as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the quarterly financial statements of any
Borrower are reviewed by independent certified public  accountants, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the  course  of  their  examination nothing came to  their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers. Each financial statement provided hereunder shall be accompanied by a corresponding financial statement for the same period in the preceding fiscal year.

          (c) NO DEFAULT. Within sixty (60) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within one hundred twenty (120) calendar days after the end of each fiscal year, a certificate signed by the chief financial officer or treasurer of Conair on behalf of the Borrowers certifying that, to the best of such officer's knowledge, after due inquiry, (i) the Borrowers have complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document are true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers.

          (d) COMPLIANCE. Within sixty (60) calendar days after the end of each of the first three fiscal quarters of each fiscal year and within one hundred twenty (120) calendar days after the end of each fiscal year, a certificate signed by the chief financial officer or treasurer of Conair setting forth (on a consolidated basis) Consolidated Net Income, Current Ratio, Fixed Charge Coverage, Operating Cash Flow, Senior Funded Debt to Operating Cash Flow, Tangible Net Worth, Trailing Adjusted Net Income and EBITDA to interest expense for such quarter and compliance with all other financial covenants and representations contained in this Agreement as of the end of such period and the Restricted Payments paid by Conair. The chief financial officer of Conair shall provide any and all reports, audits, and such other information as may be reasonably requested by the Agent to substantiate such compliance by the Borrowers or upon which said officer may have relied in signing such certificate. In addition, Conair shall, promptly following delivery to the holders of the Senior Notes, deliver to the Agent a copy of any certificate or report required to be delivered under the Note Agreement for purposes of demonstrating compliance with any covenants contained in the Note Agreement.

          (e) CASH FLOW PROJECTIONS. No later than April 30 of each year and at other such times reasonably requested by the Agent, projections for
the   next  twelve  month  period   of   (i) cash  flows,   (ii) earnings,
(iii) significant sources and uses of cash, (iv) Revolving Credit Loan, Letter of Credit and Bankers' Acceptance requests, and (v) balance sheets, each such projection being broken down on a monthly basis and otherwise satisfactory in form to the Agent and the Banks.

          (f) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event.

          (g) MATERIAL CHANGES. The Borrowers shall promptly notify the Agent and the Banks of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of any Borrower or Guarantor or of Conair and its Subsidiaries taken as a whole.

          (h) OTHER INFORMATION. Promptly upon request by the Agent or the Banks from time to time (which may be on a monthly or other basis), such other information and reports regarding the operations, business affairs, prospects and financial condition of any Borrower, Subsidiary or Conair Affiliate, as the Agent or the Banks may reasonably request, including shareholder and Securities and Exchange Commission notices, reports and filings and any material press release; provided, however, that the Borrowers shall not be obligated to disclose any information with respect to such Conair Affiliate if such information has no relation to the Borrowers or a Guarantor and disclosure thereof would violate any applicable federal or state securities law.

     4.2  INSURANCE; TAXES AND OTHER CHARGES.

          (a) INSURANCE. The Borrowers and each Subsidiary shall at their own cost and expense obtain and keep in full force and effect, in commercially reasonable kind and form and with reputable insurers, all risk of physical loss or damage insurance covering the Borrower's and Subsidiary's inventory, plants and equipment wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with the Borrowers or such Subsidiary, as the case may be (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by corporations engaged in the same business and similarly situated with the Borrowers or such Subsidiary, as the case may be.

          (b) TAXES AND OTHER CHARGES. The Borrowers shall pay or cause to be paid after notice that the same are due all taxes, assessments and governmental charges imposed upon the Borrowers and the Subsidiaries or any of the Borrowers' or Subsidiaries' assets or which the Borrowers and the Subsidiaries are required to withhold and pay over, except as may be contested in good faith by the Borrowers or Subsidiaries by appropriate proceedings and for which adequate reserves have been established by the Borrowers or Subsidiaries as reflected in the Borrowers' or Subsidiaries' financial statements.

     4.3 CORPORATE EXISTENCE. Each Borrower and Subsidiary shall preserve its corporate existence and material franchises, licenses, patents, copyrights, trademarks and tradenames consistent with good business practice, except as otherwise expressly permitted by Section 5.1.

     4.4 COMPLIANCE WITH ERISA. The Borrowers shall maintain each Covered Plan in compliance in all material respects with all applicable requirements of ERISA and the Code, including all applicable rulings and regulations under ERISA and the Code. As soon as practicable and, in any event, within 10 business days after any Borrower or any ERISA Affiliate knows, or has reason to know, that:

          (a) any Termination Event with respect to a Pension Plan has occurred or will occur; or

          (b) any Borrower or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan; or

          (c)  the   aggregate   amount   of   the   Unfunded  Pension
     Liabilities under all Pension Plans has increased to an amount in excess of $250,000; or

          (d) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Plans has increased to an amount in excess of $250,000; or

          (e) any Borrower or Subsidiary has engaged in a Prohibited Transaction with respect to a Plan; or

          (f) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by any Borrower or any ERISA Affiliate from a Multiemployer Plan; or

          (g) any Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan by reason of its complete or partial withdrawal from such Multiemployer Plan; or

          (h)  a  Multiemployer   Plan   is  in  "reorganization"  (as
     described in Code Section 418 or Title IV or ERISA); or

          (i) the potential withdrawal liability (as determined in accordance with Title IV or ERISA) of any Borrower or any ERISA Affiliate with respect to all Multiemployer Plans has, in any year, increased to an amount in excess of $250,000; or

          (j) there is an action brought against any Borrower or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 515;

     Conair shall, on behalf of the Borrowers and the Subsidiaries, furnish or cause to be furnished to the Agent a notice of such event.

     Any notice required hereunder shall include a certificate addressed to the Agent and signed by the chief financial officer or treasurer of Conair on behalf of the Borrowers, setting forth all pertinent details relating to the events described in such notice is based and the action which is proposed to be taken with respect thereto. Conair shall also furnish or cause to be furnished to the Agent notice within ten (10) calendar days after any complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of ERISA by Conair or any other Borrower or ERISA Affiliate.

     4.5 COMPLIANCE WITH REGULATIONS. Each Borrower and Subsidiary shall comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

     4.6 NOTICE OF EVENTS. Promptly upon discovery by the Borrowers or any officer of the Borrowers of any of the events described in subsections
(a) through (f) hereof, Conair shall, on behalf of the Borrowers, deliver to an officer of the Agent active on the Borrowers' accounts telephone notice, and within three (3) calendar days of such telephone notice deliver to the Agent a written notice, which describes the event and all action the Borrowers propose to take with respect thereto:

          (a)  an Event of Default under this Agreement;

          (b) any Potential Default or event which would entitle the Banks to terminate or suspend the Revolving Loan Commitments hereunder or to accelerate the Obligations;

          (c) any default or event of default under a contract or contracts and the default or event of default involves payments in an aggregate amount equal to or in excess of $1,000,000;

          (d) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which any Borrower's or Subsidiary's liability is equal to or in excess of $50,000 singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any one of said agreements or would permit any party to any of said agreements to terminate or suspend any commitment to lend to the Borrowers or the Subsidiaries or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

          (e) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation in which the amount in controversy is at least $500,000 singularly or in the aggregate; or

          (f) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which could reasonably have a material adverse impact on the ability of the Borrowers to perform their obligations under the Loan Documents or a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

     4.7 INSPECTION RIGHTS. At any time during regular business hours and as often as reasonably requested of the Borrowers by any Bank, the Borrowers shall (i) permit any Bank or any authorized officer, employee, agent, or representative of any Bank, to examine and make abstracts from the records and books of account of the Borrowers, wherever located, and to visit the properties of the Borrowers and the Subsidiaries; and (ii) permit any Bank or any authorized officer, employee, agent, or representative of any Bank to discuss the affairs, finances, and accounts of the Borrowers and the Subsidiaries with any of the Borrowers' and Subsidiaries' officers, directors or independent accountants, which activities shall be at the expense of such Bank. The Banks shall also have the right to have conducted by the Agent or their other designees, an audit of the Borrowers and the Subsidiaries and all the Borrowers' and Subsidiaries' books and records annually, provided that such audits may be conducted more frequently within the reasonable discretion of the Required Banks. The Borrowers shall bear the expense of such annual audits, and the Banks shall bear equally the expense of such audits conducted more frequently than annually, without regard to their portion of the outstanding Notes or their percentage of the Commitments.

     4.8 SHORT TERM LOANS OUTSTANDING. During each period of 12 calendar months beginning on the first day of each month after the date hereof, the Borrowers shall not have outstanding any Short Term Loans for a period of at least 30 days.

     4.9 GAAP. Each Borrower and Subsidiary shall maintain its books and records at all times in accordance with Generally Accepted Accounting Principles.

     4.10 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Short Term Loans only to finance the purchase by the Borrowers of inventory (as defined in the Uniform Commercial Code in effect on the date hereof in the State of New York) and to finance outstanding accounts (as defined in the Uniform Commercial Code in effect on the date hereof in the State of New York) of the Borrowers. Conair shall use the proceeds of the initial Revolving Credit Loan only to purchase the Existing Subordinated Debt, and shall use the proceeds of subsequent Revolving Credit Loans to refinance the initial Revolving Credit Loan and for working capital and other general corporate purposes.

     4.11 DOMESTIC SUBSIDIARIES. Promptly following the formation of any Domestic Subsidiary, Conair shall cause such Domestic Subsidiary to enter into a guarantee substantially in the form of the Guarantee Agreement.

     4.12 SUBSIDIARY DIVIDENDS. Conair shall cause its Subsidiaries to declare and pay to Conair such cash dividends or to make such cash advances as shall be necessary from time to time to enable the Borrowers to fulfill the Obligations.

     4.13 REGISTRATION. Within 25 days after the date of the execution of the Subsidiary Subordination Agreement and this Agreement, Conair shall cause an executed copy of each thereof and the relevant particulars of each such agreement to be delivered to the Registrar of Companies in Hong Kong in accordance with section 80 of the Companies Ordinance of Hong Kong. Conair shall provide the Agent with evidence of such registration within 10 days after such registration is effected. Conair will not directly, or indirectly through an agent, establish a place of business in Hong Kong, unless Conair shall have first taken all necessary steps to register the pledge of CCL stock effected by the Pledge Agreement with the Registrar of Companies in Hong Kong pursuant to Section 91 of the Companies Ordinance (Hong Kong) and shall provide the Agent with evidence of such registration prior to the establishment of such place of business.

V.   NEGATIVE COVENANTS.

     The Borrowers covenant and agree that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments or Trade Finance Commitments are in effect, or any Obligations remain unpaid or outstanding, they will not, and will not permit any Subsidiary to:

     5.1 MERGER, CONSOLIDATION. Merge or consolidate with or into any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction:

          (a) a Subsidiary, may be merged into Conair, if Conair is the surviving corporation;

          (b) a Subsidiary may be merged with or into any corporation, including a Subsidiary, if the surviving corporation is a Subsidiary that is a Guarantor (or becomes a party to a Guarantee Agreement) whose principal place of business is located within the United States; and

          (c) any corporation may merge into Conair if (i) Conair is the surviving corporation, (ii) the fair market value of all consideration issued or paid by Conair to effect such merger does not exceed ten percent of Tangible Net Worth as of the end of the fiscal year immediately preceding the date such merger becomes effective and (iii) immediately prior to the merger the corporation that merges into Conair is Solvent and as of such date the book value of its assets does not exceed ten percent of the book value of the assets of Conair.

     5.2 INDEBTEDNESS FOR BORROWED MONEY. Incur, create, or permit to exist any Indebtedness for Borrowed Money except:

          (a)  the Obligations, the Senior  Notes and the Subordinated
     Notes;

          (b) the Existing Subordinated Debt, except no portion of the Existing Subordinated Debt shall be permitted to remain outstanding after the redemption date specified in the notice described in Section 3.2(n);

          (c) other existing Indebtedness for Borrowed Money set forth on Schedule 5.2, such indebtedness not to be renewed, extended, or refinanced except as permitted by paragraphs (d) and
     (e) below;

          (d) Indebtedness for Borrowed Money secured by (i) the Arizona Properties to a maximum of the lesser of fair market value of the Arizona Properties and $10,000,000 and (ii) the Rantoul Facility to a maximum of the lesser of fair market value of the Rantoul Facility and $2,500,000;

          (e) Indebtedness for Borrowed Money incurred after the date hereof which is secured by (1) the Arizona Properties in excess of the amount permitted by paragraph (d), (2) the Rantoul Facility in excess of the amount permitted by paragraph (d), (3) the East Windsor Facility and (4) the Costa Rica Facility, in each case to the extent the net proceeds of such indebtedness are used to make a mandatory prepayment of any Revolving Loans then outstanding and to effect a corresponding reduction in the Aggregate Revolving Loan Commitment;

          (f) Indebtedness for Borrowed Money subordinated to the Obligations on terms and conditions satisfactory to and with the prior written consent of all the Banks;

          (g) Indebtedness for Borrowed Money, not in excess of $3,000,000 at any time outstanding, financing the purchase of, and secured by a mortgage on or security interest in, real property or equipment acquired after the date hereof, the loan-to-value ratio of each such indebtedness when incurred not to exceed 100% of the fair market value of such real property or equipment;

          (h) additional Indebtedness for Borrowed Money not in excess of $3,000,000 at any time outstanding;

          (i)  the New First Fidelity Loan;

          (j)  the CoreStates Debt; and

          (k)  the UJB Debt,

     provided that the aggregate Indebtedness for Borrowed Money of Foreign Subsidiaries shall be limited to $15,000,000 (including the existing OPIC Guaranteed Loan of Conair

     Costa Rica, S.A. and any refinancings thereof which do not increase the principal amount outstanding).

     5.3 LIENS. Create, assume or permit to exist any Lien on any of the Borrowers' property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except:

          (a)  Permitted  Liens,  subject  to   the  prohibition  upon
     renewal, extension or increase of the Liens described on Schedule
     2.14 contained in clause (b) below;

          (b) existing Liens described on Schedule 2.14, which Liens shall not be renewed, extended, or increased (except to secure indebtedness permitted under Section 5.2(d) above);

          (c)  liens   upon  real  property  and  fixtures  to  secure
     indebtedness permitted by Section 5.2(e); and

          (d) liens securing indebtedness permitted under Section 5.2(g) and Section 5.2(i).

     5.4 GUARANTEES. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts, etc.) of any other person, contingently or otherwise, except:

          (a)  guarantees issued in the Banks' favor;

          (b) the endorsement of negotiable instruments of deposit in the normal course of business;

          (c) existing guarantees further described on Schedule 5.4 hereto, such guarantees not to be renewed except in the ordinary course of business and which guarantees, together with such renewals, shall not at any time exceed $1,000,000 in the aggregate;

          (d)  guarantees   issued  in  connection   with   the   OPIC
     Guaranteed Loan, which guarantees shall not exceed $10,500,000;

          (e)  guarantees issued in connection with the Transactions;

          (f) guarantees by a Borrower issued to secure the indebtedness or obligation of Conair or any Subsidiary, which underlying indebtedness or obligation is permitted hereunder; and

          (g) guarantees that are covered by Standby Letters of Credit issued hereunder;

          (h) additional guarantees made in the ordinary course of business which shall not at any time exceed $1,000,000 in the aggregate; and

          (i)  guarantees  by  a  Subsidiary  permitted  under Section
     5.5(c) hereof.

     5.5  SALE OF STOCK AND INDEBTEDNESS OF SUBSIDIARIES.

          (a) sell, assign, pledge or otherwise dispose of any Debt of any Subsidiary or any shares of stock or other equity interests in (or warrants, rights or options to acquire stock of or equity interests in) any Subsidiary except to the Agent and the Banks pursuant to the Pledge Agreement or to Conair, PROVIDED that all of the equity securities and Debt of a Subsidiary may be sold as an entirety if all the assets of such Subsidiary could be sold pursuant to Section 5.12;

          (b) in the case of a Subsidiary, issue or sell any shares of its stock or other equity interests in itself (or warrants, rights or options to acquire, or securities convertible into, such stock or other equity interests) to any Person other than Conair; or

          (c) in the case of a Subsidiary, issue, sell, create, incur, assume or suffer to exist Indebtedness for Borrowed Money owing to or held by any Person other than Conair, except (subject to compliance with Section 5.17 through 5.21) (i) guarantees of the Senior Notes, (ii) guarantees of the Obligations and (iii) other Indebtedness for Borrowed Money not to exceed in aggregate principal amount for all Subsidiaries at any time outstanding of $15,000,000.

     5.6 RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Enter into any contract or agreement (including any provision in its charter) that imposes restrictions on the ability of any Subsidiary to pay dividends other than restrictions existing on the date hereof imposed by the documents relating to the OPIC Guaranteed Loan.

     5.7 SALE OF RECEIVABLES. Discount, pledge, sell with recourse, or otherwise sell or transfer any of its notes receivable or accounts receivable except receivables pledged or sold pursuant to Bankers' Acceptances created under this Agreement.

     5.8 JUDGMENT, ATTACHMENT. Permit any of its assets to be subject to any judgment, attachment or levy the aggregate amount of which exceed $1,000,000 and which judgments, attachments or levies have not been stayed by appeal, satisfied, bonded or discharged within thirty (30) calendar days after service of notice thereof to such Borrower.

     5.9 RESTRICTED PAYMENTS. Accrue, order, declare, pay or set apart any sum or property, or permit CCL or any other Subsidiary to accrue, order, declare, pay or set apart any sum or property, for any Restricted Payment during any period of 12 consecutive calendar months unless to the extent the aggregate amount involved in all such Restricted Payments would not exceed 18% of Earnings Available for Restricted Payments for such period of 12 consecutive calendar months, such Restricted Payment is permissible under applicable state law and both immediately before and immediately after giving effect to the payment of such Restricted Payment, there exists no Event of Default or Potential Default.

     5.10 MARGIN STOCK. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     5.11 LOANS, ADVANCES AND  INVESTMENTS.   Purchase or otherwise acquire
or hold any Investments, except that:

          (a) Conair may make and own Investments in Cuisinarts Corp. and in other Domestic Subsidiaries that are Guarantors provided that the aggregate amount of all such Investments made after September 30, 1992 shall not exceed $5,000,000 (measured at cost on the date each such Investment is made);

          (b)  any Subsidiary may make and own Investments in Conair or CCL
     consisting  of   intercompany   debt   that  is  subordinated  to  the
     Obligations;

          (c) Conair or Cuisinarts Corp. may make and own Investments in any Foreign Subsidiary or any entity which immediately after such Investment will be a Foreign Subsidiary so long as (i) the aggregate amount of all such Investments made after September 30, 1992 and outstanding at any one time does not exceed $15,000,000, (ii) the aggregate amount of such Investments in Conair Costa Rica, S.A. made after September 30, 1992 does not exceed $5,000,000 (measured at cost on the date each such Investment is made) and (iii) the capital stock of each such Foreign Subsidiary (other than capital stock representing more than 65% (by voting power) of the voting stock of such Foreign Subsidiary) shall be duly and validly pledged to the Collateral Agent under the Pledge Agreement and, PROVIDED, FURTHER, that (1) no capital stock of Conair Costa Rica, S.A. shall be required to be pledged by this clause (c) for so long as such pledge would constitute a default in connection with the guaranty by Overseas Private Investment Corporation of indebtedness of Conair Costa Rica, S.A. existing on the date hereof, (2) each such pledge of any capital stock of any Foreign Subsidiary shall in any event create in favor of the pledgee under the Pledge Agreement a valid, perfected, first priority lien on such capital stock under the laws of the jurisdiction of incorporation of such Foreign Subsidiary, and each Significant Holder shall have received an opinion of local counsel, reasonably satisfactory to such holder, to such effect; provided, however, that upon the repayment of the OPIC Guaranteed Loan and incurrence of the New First Fidelity Loan, the lien of the pledgee under the Pledge Agreement in the capital stock of Conair Costa Rica, S.A. required by this clause (c) to be pledged may be second in priority to the lenders under the New First Fidelity Loan for so long as such capital stock is pledged to secure the New First Fidelity Loan, and (3) any property subjected to the Lien of the Pledge Agreement pursuant to this clause (c) may be released from such Lien without requirement of any action by the holders of the Notes if such property is being sold or otherwise disposed of to a Person other than a Subsidiary in a transaction permitted by Sections 5.5 and 5.12.

          (d) Conair or any Subsidiary may make and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Conair or such Subsidiary;

          (e)  Conair or any Subsidiary may make and own:

               (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $500,000,000;

               (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof; and

               (iii)Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc.; and

               (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in clauses (i), (ii) and (iii) of this paragraph
          (e);

          (f) Conair or any Subsidiary may make and have outstanding travel and other like advances to officers and employees incurred in the ordinary course of business, provided that the aggregate amount of such advances at any one time outstanding to Leandro P. Rizzuto shall not exceed $750,000, and to all others shall not exceed at any time $250,000 and further provided that as of the end of each fiscal year all such advances under this clause (f) shall not exceed $500,000; and

          (g) Conair may make and own Investments in addition to those set forth in clauses (a) through (f), provided that the amount of such additional Investments shall not at any time exceed in the aggregate $7,000,000 (valued in the case of each such Investment at original cost);

     provided that all Investments made by Conair in Subsidiaries in the form of loans or advances shall be evidenced by negotiable instruments (as defined in the Uniform Commercial Code of the State of New York) delivered to the Agent and pledged under the Pledge Agreement.

     5.12 TRANSFER OF ASSETS. Sell, transfer, pledge, assign or otherwise dispose of any assets or any interests therein, other than (i) sales or dispositions in the ordinary course of Conair's or such Subsidiary's business; (ii) the sale of Farouk Systems, Inc., and (iii) the sale and lease-back of computer equipment described in Section 1.8(a), provided that in the case of each of clause (i), (ii) and (iii) no Event of Default or Potential Default shall have occurred or will thereby occur.

     5.13 TRANSACTIONS WITH CONAIR AFFILIATES. Directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Conair Affiliate except (i) those transactions described in Schedule 5.13 hereto and (ii) transactions entered into in the ordinary course of and pursuant to the reasonable requirements of Conair's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to Conair or such Subsidiary than those which would have been obtainable in an arm's length transaction at the time from Persons which are not Conair Affiliates, provided that if Conair or any Subsidiary leases real or personal property from a Conair Affiliate, then the payment of rentals under such lease, other than amounts payable to the lessor to discharge impositions upon and other costs and expenses incurred with respect to the leased property (including transaction costs) and similar payments, shall be junior and subordinate to the Obligations at least to the extent provided in the Lease Subordination Agreement, for so long as the lessor under such lease is a Conair Affiliate.

     5.14 MODIFICATION OF LOAN AGREEMENTS OR POLICIES. (i) Consent to or permit any amendment, modification or waiver of any material provision or term contained in any agreement or indenture, governing any Indebtedness subordinated to the Obligations that might accelerate any obligations of, or delay any payments to Conair, (ii) prepay, redeem, purchase or otherwise acquire, or make any payment on account of any Indebtedness subordinated to the Obligations, other than in accordance with its terms, (iii) amend, modify or waive any provision of the Note Agreement other than as contemplated by the Intercreditor Agreement, (iv) amend, modify or waive any provision of (A) the Loan Agreement, dated as of November 1, 1993, between First Fidelity Bank, National Association, New Jersey and Conair evidencing the New First Fidelity Loan (the "First Fidelity Loan Agreement"), (B) the Term Loan Agreement, dated as of November 24, 1993, between CoreStates Bank, N.A. and Conair evidencing the CoreStates Debt (the "CoreStates Loan Agreement") or (C) the Loan Agreement, dated as of March __, 1994, between United Jersey Bank/Central, N.A. and Conair evidencing the UJB Debt (the "UJB Loan

Agreement") or (v) amend, modify or waive any provision of the Preferred Stock in any manner adverse to the interests of the Banks.

     5.15 DISCONTINUANCE OR CHANGE OF BUSINESS. Discontinue any substantial part of their existing business taken as a whole or change the nature of their existing business or enter into a new line of business or otherwise change the legal form of their business.

     5.16 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of $8,000,000 plus, commencing in the 1993 fiscal year, an amount, not in excess of $2,000,000, equal to the amount of the capital expenditures limit not used in the immediately preceding fiscal year; the foregoing restriction shall not apply to capital expenditures for the Arizona Properties and Rantoul Facility which are to be financed through a mortgage as provided in Section 5.2 above.

     5.17 CURRENT RATIO. Permit, at the end of any fiscal quarter, (i) the Current Ratio to be less than 2.0 to 1.0, (ii) the current assets of CCL divided by the current liabilities of CCL to be less than 2.0 to 1.0, and
(iii) the current assets of Conair Costa Rica, S.A. divided by the current liabilities of Conair Costa Rica, S.A. to be less than 1.5 to 1.0.

     5.18 TANGIBLE NET WORTH. Permit, at the end of any fiscal quarter, Tangible Net Worth to be less than the sum of (i) $69,000,000, plus (ii) the greater of (x) 50% of Consolidated Net Income for the period from July 1, 1992, to and including the most recently ended fiscal year
(excluding any fiscal year, or in the case of the fiscal year ending December 31, 1992, the second half thereof, in which Consolidated Net Income was negative) or (y) the product of $2,000,000 multiplied by the number of fiscal years ended on or after December 31, 1992 plus (iii) 70% the net proceeds of any equity securities issued by Conair after the date hereof.

     5.19 SENIOR FUNDED  DEBT.   Permit  the ratio of Senior Funded Debt to
Tangible Net Worth plus Senior Funded Debt on a consolidated basis to be at any time greater than:

          0.60:1.0 from January 1, 1994 through December 30, 1994; 0.55:1.0 from December 31, 1994 through December 30, 1995; 0.50:1.0 on December 31, 1995;
          0.52:1.0 from January 1, 1996 through December 30, 1996; 0.40:1.0 on December 31, 1996
          0.44:1.0 from January 1, 1997 through December 30, 1997 0.40:1.0 after December 30, 1997

     5.20 FIXED-CHARGE  COVERAGE  RATIO.   Permit  the  ratio  of  Trailing
Adjusted Net Income to Fixed Charges as of the end of each fiscal quarter to be less than:

          1.65:1.00 from January 1, 1994 through December 31, 1994; 1.30:1.00 from January 1, 1995 through December 31, 1996; 1.35:1.00 after December 31, 1996.

     5.21 MAINTENANCE OF CASH COVERAGE RATIO. Permit the ratio of Trailing Adjusted Cash to Adjusted Fixed Charges to be on the last day of each fiscal quarter less than 1.00 to 1.00.

VI.  DEFAULT.

     6.1  EVENTS OF DEFAULT.   The Borrowers shall be in default if any one
or more of the following events ("EVENT OF DEFAULT") occurs:

          (a)  PRINCIPAL, INTEREST  OR  OTHER  AMOUNTS.  Any Borrower fails
(i) to pay any principal of any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount (other than interest) payable under any Loan Document or (ii) to pay any interest on any Note for more than two (2) days after it is due and payable;

          (b)  COVENANTS.

          (i) Any Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in any Loan Document or the Pledge Agreement, dated as of November 1, 1993, among Conair, First Fidelity Bank, National Association, New Jersey and CoreStates Bank, N.A., as Collateral Agent (the "First Fidelity Pledge Agreement") or Leandro P. Rizzuto fails to observe or perform as and when required any of the terms, conditions or covenants contained in Sections 10 or 16 of the Third Subordination and Pledge Agreement dated as of November 24, 1993 among Conair, Leandro P. Rizzuto, the Agent and The Prudential Insurance Company of America (the "Third Subordination Agreement") (in each case, other than those terms, conditions or covenants referred to in clause (ii) below); or

          (ii) Any Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in Sections 4.2, 4.3 (other than as to the corporate existence of any Borrower or Guarantor), 4.4, 4.5, 4.6(c), 4.6(d), 4.6(e) or 4.6(f) of this Agreement, any section of the Pledge Agreement (other than Sections 1 and 5 thereof), the Intercreditor Agreement or the First Fidelity Pledge Agreement (other than Sections 3, 4 and 5 thereof) or Leandro P. Rizzuto fails to observe or perform as and when required any of the terms, conditions or covenants contained in the Third Subordination Agreement (other than Sections 10 and 16 thereof) or the Lease Subordination Agreement (as hereinafter defined) and such failure shall continue for thirty (30) days after written notice to Conair by the Agent.

          (c) REPRESENTATIONS, WARRANTIES, ETC. Any representation or warranty made by any Borrower herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made;

          (d) CROSS DEFAULT. If there shall occur an Event of Default as defined in any of (i) the Note Agreement, (ii) the Loan Agreement dated as of November 1, 1993, between Conair, First Fidelity Bank, National Association, New Jersey, evidencing the New First Fidelity Loan (the "First Fidelity Loan Agreement") and (iii) the Term Loan Agreement, dated November 24, 1993, evidencing the CoreStates Debt;

          (e) BANKRUPTCY, ETC. Any Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, indicated its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for such Borrower or any substantial part of the property of such Borrower is appointed, or any Borrower suffers any such receivership or trusteeship to continue undischarged for a period of thirty (30) days;

          (f) CERTAIN OTHER DEFAULTS. If any Borrower shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or any Borrower shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document, if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $500,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Banks' obligations hereunder to make further Loans, issue Letters of Credit or create Bankers' Acceptances shall be suspended;

          (g) JUDGMENTS. Any judgments against any Borrower or any attachments against its assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days;

          (h)  ERISA.   (i)  Any Termination Event shall  occur;  (ii)  any
accumulated funding deficiency, whether or not waived, shall exist with respect to any Pension Plan; (iii) any Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan resulting from any Borrower's or any ERISA Affiliate's complete or partial withdrawal from such Multiemployer Plan;
(iv) any Borrower or any ERISA Affiliate shall fail to pay when due an amount which is payable to the PBGC or to a Pension Plan under Title IV of ERISA; (v) any Borrower or Subsidiary shall engage in any Prohibited Transaction involving any Plan; (vi) a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceedings shall not have been dismissed within 30 days thereafter; (vii) any other event or condition shall occur or exist with respect to a Plan, except that no event or condition referred to in clauses (i) through (vii) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, would not subject any Borrower or any Subsidiary to any tax, penalty, debt, or liability that, alone or in aggregate, would have a material adverse effect on the assets, business, operations or conditions (financial or otherwise) of any Borrower or Guarantor or of Conair and its Subsidiaries taken as a whole.

          (i)  ENVIRONMENTAL  MATTERS.   Any  Borrower  shall  receive  any
notice from any governmental agency or unit, shall be served with any complaint, or otherwise shall become aware of any claim against it for any matter involving the laws, rules or regulations, federal or state, which pertain to environmental matters the effect of which, or any resulting proceedings, will have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Conair or of Conair and its Subsidiaries taken as a whole.

THEN and in every such event other than that specified in clause (e), the Required Banks may terminate the Revolving Loan Commitments and the Trade Finance Commitments and may declare the Revolving Loans and the Short Term Loans and all other Obligations, including without limitation accrued interest, to be, and the Revolving Loans and Short Term Loans and all other Obligations shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence of any event specified in clause (e) above, the Revolving Loan Commitments and the Trade Finance Commitments shall automatically terminate and the Revolving Loans and Short Term Loans and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. To the extent that the Obligations accelerated hereunder relate to Letters of Credit and Steamship Indemnities, the amount becoming due and payable shall be the aggregate amount of the Letter of Credit Outstandings and Steamship Indemnity Outstandings, whether or not any drawings or claims have been presented thereunder. Any date on which the Loans and such other obligations are declared due and payable pursuant to this Section 6.1, shall be a Revolver Termination Date and a Trade Finance Termination Date for purposes of this Agreement.

VII.  AGENT.

     7.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be
fully  protected  in  so  acting  or  refraining  from  acting   upon   the
instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

     7.2 DUTIES AND OBLIGATIONS. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of the Borrowers; (c) shall have no duty to ascertain or inquire into the Borrowers' performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of the Borrowers or inquire into the use of the proceeds of the Revolving Credit Loans, Short Term Loans or Bankers Acceptances or (unless the officers of the Agent active in their capacity as officers of the Agent on the Borrowers' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution,
legality,    validity,    enforceability,    effectiveness,    genuineness,
sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (e) except as expressly provided herein in respect of information and data furnished to
the  Agent  for  distribution  to  the  Banks,  shall   have   no  duty  or
responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to the Borrowers, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     7.3 THE AGENT AS A BANK. With respect to its Commitment and the Loans and Bankers' Acceptances made and to be made by it, CoreStates shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include the Agent in its individual capacity. CoreStates and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     7.4 INDEPENDENT CREDIT DECISIONS. Each Bank acknowledges to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     7.5 INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in the proportion each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by the Agent in such capacity hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement an the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

     7.6 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice of such resignation to the Banks and the Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to the Borrowers and the
retiring Agent.   If  no  successor Agent shall have been jointly
appointed by such Banks and shall have  accepted  such  appointment within thirty (30) days after the retiring Agent shall have given notice of resignation, the retiring Agent may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After any retiring Agent's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     7.7 ALLOCATIONS MADE BY AGENT. As between the Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

VIII.  CERTAIN DEFINITIONS.

     8.1  DEFINITIONS.   As  used  in  this  Agreement, the following terms
shall have these meanings:

     "ACCEPTANCE BANK" shall mean the Bank which creates a commercial acceptance of a draft on which a Borrower is the obligor.

     "ADJUSTED FIXED CHARGES," as determined on the last day of any calendar quarter, shall mean the sum of (i) scheduled principal payments on Funded Debt of Conair and its Subsidiaries (which shall not include payments on Bankers' Acceptances, financial guarantees, or any Letters of Credit or repayments of Short Term Loans) due within the period of four consecutive calendar quarters commencing with the next following calendar quarter, excluding any principal payments required to be made under
Section 1.9 as a result of mandatory reductions under Section 1.8 and (ii) the gross interest expense of the Company and its Subsidiaries during the four consecutive calendar quarters ending on the date of determination on Funded Debt.

     "AGGREGATE TRADE FINANCE COMMITMENT" shall mean the aggregate Trade Finance Commitments of all Banks plus the aggregate Seasonal Trade Finance Commitments of all Banks.

     "ARIZONA PROPERTIES" shall mean the facilities owned by Conair and located in Phoenix, Arizona.

     "BANKERS' ACCEPTANCE AGREEMENT" shall mean an agreement between Conair and a Bank governing the creation of acceptances for the benefit of Conair.

     "BANKERS' ACCEPTANCE OUTSTANDINGS" shall mean, at any time, the aggregate face amount of all outstanding Bankers' Acceptances.

     "CHANGE OF CONTROL EVENT" shall mean any event or condition that results in Leandro P. Rizzuto together with his lineal descendants and any trust the beneficiaries of which are his lineal descendants owning legally and beneficially less than such number of shares of such class or classes of voting stock of Conair as shall be necessary to enable the holder thereof to elect a controlling majority of the board of directors of Conair.

     "COMMITMENT" shall mean a Revolving Credit Commitment or a Trade Finance Commitment.

     "COMMITMENT PERCENTAGE" shall mean with respect to each Bank the percentage set forth opposite its name on Exhibit A hereto.

     "CONAIR AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, Conair. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "CONNECTICUT FACILITY LEASE" shall mean the lease by Conair from Leandro P. Rizzuto of the facility located in Stamford, Connecticut.

     "CONSOLIDATED CURRENT ASSETS" shall mean all current assets of Conair and its Subsidiaries determined on a consolidated basis.

     "CONSOLIDATED CURRENT LIABILITIES" shall mean all current liabilities of Conair and its Subsidiaries determined on a consolidated basis.

     "CONSOLIDATED NET INCOME" shall mean any net earnings (or net loss) of Conair and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, on a consolidated basis, excluding:

          (a) extraordinary gains (net of any extraordinary losses (other than those described in (b)) up to the amount of any extraordinary gains);

          (b) any extraordinary losses (up to $4,000,000) arising in 1992 from the repurchase of the existing 14% and 14 1/2 % subordinated indebtedness of Conair;

          (c)  net  income  or  net  loss of any Person (other than  a
     Domestic Subsidiary and other than Farouk Systems, Inc., Cuisinarts-Sanyei Co., Ltd., Continental Products, S.A. and, if Conair purchases an interest therein, Rusk, Inc.)

     in which Conair or a subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash for distributions;

          (d) any portion of the net income of any Subsidiary which for any reason is unavailable to pay dividends to Conair or any other Subsidiary;

          (e) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

          (f)  any write-up of any asset;

          (g) any gain arising from the acquisition of any securities of Conair or its Subsidiaries;

          (h) net income or gain (but not any loss) resulting from a change in accounting, discontinuing or disposing of operations, an extraordinary event or prior period adjustments; and

          (i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary.

     "CORESTATES DEBT" shall mean the Indebtedness for Borrowed Money in the principal amount of $4,000,000 payable by Conair to the order of
CoreStates Bank, N.A., which Indebtedness for Borrowed Money shall be unsecured and shall have the following additional terms: (i) principal to be payable in 60 equal monthly installments commencing December 1, 1993 with a final payment on November 1, 1998 and (ii) interest payable at the rate of 5.8% per annum, payable monthly in arrears.

     "COSTA RICA FACILITY" shall mean the manufacturing facility owned by Conair Costa Rica, S.A. and located in Zona Industrial de Cartago, Costa Rica.

     "CURRENT RATIO" shall mean Consolidated Current Assets divided by Consolidated Current Liabilities.

     "DEBT" shall mean,  with  respect  to any Person, without duplication,
(i) all items (excluding reserves for deferred income taxes) which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Debt is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a guarantee, and (iv) all outstanding letters of credit with respect, to which, if drawn upon, such

Person would have any repayment or reimbursement obligations other than Trade Letters of Credit.

     "DOMESTIC CONSOLIDATED NET INCOME" shall mean any net earnings (or net losses) of the Company and its Domestic Subsidiaries determined in accordance with generally accepted accounting principles, on a consolidated basis, excluding earnings (or losses) of all Foreign Subsidiaries but including all cash dividends from Foreign Subsidiaries actually received by the Company or a Domestic Subsidiary, and excluding non-cash extraordinary gains and losses (such as those resulting from a change in accounting, discontinuing or disposing of operations, extraordinary events or prior period adjustments).

     "DOMESTIC SUBSIDIARY" shall mean any Subsidiary which is incorporated under the laws of the United States or any political subdivision thereof.

     "EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS" shall mean for any period of 12 consecutive months, an amount equal to the sum of:

          (i)  Domestic Consolidated Net Income for such period;

          (ii) all   taxes   substracted   in   determining   Domestic
     Consolidated Net Income for such period;

          (iii)all payments for such period constituting "Fixed Rent" as defined in the lease of the Stamford Facility, and all other rental payments for such period required by Section 5.13 to be subject to subordination provisions;

          (iv) the consolidated gross interest expense of Conair and its Subsidiaries for such period, excluding all inter-company transactions; and

          (v) amortization of good will and other intangible assets for Conair and its Domestic Subsidiaries for such period, determined on a consolidated basis and excluding all inter-company transactions.

     "EAST WINDSOR FACILITY" shall mean the facility owned by Conair and located in East Windsor, New Jersey.

     "EBITDA" shall mean, for any period on a consolidated basis, earnings before interest and taxes plus depreciation and amortization.

     "EXISTING  SUBORDINATED  DEBT" shall have the  meaning  set  forth  in
Section 3.2(n).

     "FIXED CHARGES" shall mean, without duplication, for any period on a consolidated basis, (a) the amounts for such period of interest expense, plus (b) the amounts of scheduled principal payments (which shall not include payments on Bankers' Acceptances, financial guarantees, or any Letters of Credit or repayments of Short Term Loans) made by the Borrowers on Funded Debt of the Borrowers less balloon payments which are refinanced, plus (c) payments made by the Borrowers on capitalized leases.

     "FIXED CHARGE COVERAGE" shall mean Trailing Adjusted Net Income divided by the Fixed Charges.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "FUNDED DEBT" shall mean Indebtedness for Borrowed Money, capitalized lease obligations, financial guarantees, and reimbursement, indemnity or other liability with respect to standby/financial letters of credit and bankers acceptances, including without limitation the Senior Notes.

     "GENERALLY   ACCEPTED  ACCOUNTING  PRINCIPLES"  shall  mean  generally
accepted accounting principles as in effect from time to time, consistently applied.

     "GUARANTOR" shall mean Cuisinarts Corp., a Delaware corporation, and any other Person that is a guarantor under a Guarantee Agreement.

     "INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising for money borrowed by Conair or its Subsidiaries, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from a Conair Affiliate) (ii) Letter of Credit Outstandings with respect to Standby Letters of Credit, and (iii) all indebtedness of others (including a Conair Affiliate) with respect to which Conair or a Subsidiary has become liable by way of a guarantee or indemnity.

     "INDEMNITY AMOUNT" of each Steamship Indemnity shall mean, at any time, the maximum liability of the Indemnity Bank under such Steamship Indemnity reasonably determined by the Indemnity Bank based on the value of the transaction with respect to which such Steamship Indemnity was issued.

     "INTERCREDITOR AGREEMENT" shall mean the Intercreditor and Collateral Agency Agreement dated as of the date hereof, among the parties hereto and The Prudential Insurance Company of America.

     "INVESTMENT" in any Person shall mean:

          (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

          (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit having a term not exceeding 120 days in the case of unaffiliated Persons and one year in the case of Conair Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "IRB DEBT" shall mean the Economic Development Bonds (Conair Corporation - 1985 Project) issued by New Jersey Economic Development Authority under the Bond Agreement, dated as of December 1, 1986 with Conair, and secured by the Premises and the Assignment of Leases (such terms defined in the Bond Agreement), Conair's promissory note issued to the New Jersey Economic Authority and other collateral described in Section
4.04 of the aforesaid Bond Agreement.

     "LETTER OF CREDIT" shall mean a Trade Letter of Credit or a Standby Letter of Credit, and shall include all existing Letters of Credit described in Schedule 1.4(a) hereto which were issued by a Bank and remain outstanding immediately prior to the date of this Agreement.

     "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the aggregate Stated Amount of all outstanding Letters of Credit plus the aggregate amount of Unpaid Drawings.

     "LIEN" shall have the meaning set forth in Section 2.14.

     "NEW FIRST FIDELITY LOAN" shall mean the Indebtedness for Borrowed Money in the principal amount of $10,500,000 payable by Conair, the proceeds of which Indebtedness for Borrowed Money shall, simultaneously with its incurrence, be used by Conair to pay certain accounts payable currently due and owing by Conair to Conair Costa Rica, S.A. The New First Fidelity Loan shall be secured by the pledge of not more than 2/3 of the capital stock of Conair Costa Rica, S.A. held by Conair and shall have the following additional terms: (i) principal to be payable in 16 equal consecutive semiannual installments commencing May 15, 1994 and (ii) interest payable at the rate of 6.25% per annum, payable quarterly in arrears.

     "NOTE AGREEMENT" shall mean the Note Agreement between Conair and The Prudential Insurance Company of America dated October 20, 1992 relating to the Senior Notes.

     "NOTES"  shall  mean  the  Revolving  Credit  Notes and the Short Term
Notes.

     "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or the Agent by or from the Borrowers arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay the Revolving Credit Loans and Short Term Loans, to make reimbursements or payments with respect to Letters of Credit, Bankers' Acceptances or Steamship Indemnities, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers under the Loan Documents, whether or not evidenced by any note or other instrument.

     "OPERATING CASH FLOW" shall mean the sum of net income after taxes of the Borrower, plus each of the following, to the extent actually deducted in arriving at such net income; depreciation, amortization, other non-cash items, interest expense and taxes, before adjustment for extraordinary items.

     "OPIC GUARANTEED LOAN" shall mean a certain loan extended to Conair Costa Rica, S.A. which is the subject of a guarantee by the Overseas Private Investment Corporation.

     "PERMITTED LIEN" shall have the meaning set forth in Section 2.14.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company or entity.

     "PREFERRED STOCK" shall mean certain convertible preferred stock of Conair issued or to be issued by Conair in connection with the Transaction.

     "RANTOUL FACILITY" shall mean the manufacturing facility owned by Conair and located in Rantoul, Illinois.

     "REGULATION" means any statute, law, ordinance, regulation, order or rule of any foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "REQUIRED BANKS" at any time shall mean Banks whose outstanding Revolving Credit Commitments and Trade Finance Line Commitments exceed 75% of the total of such Commitments.

     "RESTRICTED PAYMENTS" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Conair or any Subsidiary now or hereafter outstanding, except (A) a dividend payable solely in shares of stock of Conair or such Subsidiary and (B) a dividend payable on any class of common stock of Conair so long as Conair is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and such class of stock is listed on the New York Stock Exchange, the American Stock Exchange (other than the emerging compaines system) or the NASDAQ National Market Systems, (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Conair or any Subsidiary now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists solely of shares of stock of Conair or such Subsidiary; (iii) any payment, direct or indirect, of or on account of any principal of or interest or premium on the Subordinated Notes, the IRB Debt or other Indebtedness for Borrowed Money subordinated to the Obligations now or hereafter outstanding or any redemption, retirement, purchase or other acquisition, direct or indirect, of the Subordinated Notes, the IRB Debt or other Indebtedness for a Borrowed Money subordinated to the Obligations.

     "SEASONAL TRADE FINANCE COMMITMENT" shall mean the amount set forth opposite the name of each Bank on Exhibit A hereto under the caption "Seasonal Trade Finance Commitment," which Seasonal Trade Finance Commitment shall commence June 1, 1994 and expire November 30, 1994, subject to renewal for the period commencing May 15, 1995 and expiring November 30, 1995 as provided in Section 1.1(d).

     "SENIOR FUNDED DEBT" shall mean the aggregate amount, determined on a consolidated basis for Conair and its Subsidiaries in accordance with Generally Accepted Accounting Principles, of Indebtedness for Borrowed Money that is not subordinated to the Obligations, capitalized lease obligations, financial guarantees, and reimbursement obligations with respect to standby/financial letters of credit and bankers' acceptances, including without limitation the Senior Notes, but excluding the debt to the Conair Profit Sharing Plan, provided it is not in excess of $5,000,000, arising as a result of the transfer of ownership of preferred stock of Conair from the existing profit sharing plan to a newly created employee stock ownership trust. Senior Funded Debt shall include the aggregate outstanding amount of the New First Fidelity Loan, the CoreStates Debt and the UJB Debt.

     "SENIOR FUNDED DEBT TO OPERATING CASH FLOW" shall mean Senior Funded Debt divided by Operating Cash Flow.

     "SENIOR NOTES" shall mean the Series A and Series B notes of Conair in the aggregate principal amount of $50,000,000, due December 28, 2002, issued or to be issued under the Note Agreement.

     "STAMFORD FACILITY" shall mean the facility located in Stamford, Connecticut, a portion of which is leased by Conair and which facility is anticipated to be acquired by Conair on or about March 10, 1994.

     "STANDBY LETTER OF CREDIT" shall mean a letter of credit issued for the account of a Borrower, other than a Trade Letter of Credit.

     "STATED AMOUNT" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

     "STEAMSHIP INDEMNITY" shall mean an undertaking by an Indemnity Bank to indemnify or otherwise reimburse a carrier or steamship agent against liability or loss for releasing goods in the absence of the delivery of bills of lading or other documents of title.

     "STEAMSHIP INDEMNITY OUTSTANDINGS" shall mean the aggregate of all Indemnity Amounts under all outstanding Steamship Indemnities.

     "SUBORDINATED NOTES" shall mean the 10% subordinated notes due April 27, 2003, in the initial aggregate principal amount of $10,000,000, issued or to be issued by Conair payable to Leandro P. Rizzuto in connection with the Transaction.

     "SUBORDINATION AGREEMENTS" shall mean (i) the Lease Subordination Agreement dated October 20, 1992 among Conair, Leandro P. Rizzuto, the Agent and The Prudential Insurance Company of America, as modified by the Subordination Agreement, dated as of March 10, 1993, among Leandro P. Rizzuto, the Agent, The Prudential Insurance Company of America, certain holders of Senior Notes and United Jersey Bank/Central N.A. (the "Lease Subordination Agreement"), (ii) the Subsidiary Subordination Agreement dated October 20, 1992 among Conair, certain Subsidiaries party thereto, the Agent and The Prudential Insurance Company of America and (iii) the Third Subordination Agreement.

     "SUBSIDIARY" shall mean any Person at least 95% of the voting stock of which is held, directly or indirectly, by Conair.

     "TANGIBLE NET WORTH" shall mean the aggregate amount, determined on a consolidated basis for Conair and its Subsidiaries in accordance with Generally Accepted Accounting Principles, of (a) capital stock, less any treasury stock, capital stock subscribed and unissued and contra-equity accounts to the extent the aggregate of all such contra-equity accounts exceed $5,000,000, (b) surplus, (c) retained earnings and (d) the Subordinated Notes, excluding (i) any intercompany transaction, (ii) the excess of cost over net assets of acquired companies, (iii) any Investment not permitted by Section 5.11 and (iv) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the closing date of the first Loan hereunder.

     "TOTAL ASSETS" shall mean the total assets of Conair and its Subsidiaries computed on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "TOTAL LIABILITIES" shall mean the total liabilities of Conair and its Subsidiaries, including, without limitation, deferred taxes, computed on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "TRADE FINANCE COMMITMENT" shall mean the amount set forth opposite the name of each Bank on Exhibit A hereto under the caption "Trade Finance Commitment."

     "TRADE FINANCE TERMINATION DATE" shall mean June 29, 1995, or such earlier date as may be provided in Section 6.1.

     "TRADE LETTER OF CREDIT" shall mean a letter of credit issued for the account of a Borrower in the ordinary course of business of the Borrower to secure the deferred purchase price of goods.

     "TRAILING ADJUSTED CASH" shall mean, with respect to any consecutive 12-month period, Domestic Consolidated Net Income for such period, plus all taxes subtracted from gross earnings of the Company and its Domestic Subsidiaries in determining Domestic Consolidated Net Income for such period, plus the consolidated gross interest expense of the Company and its Subsidiaries for such period excluding all inter-company transactions, plus amortization of goodwill and other intangible assets for the Company and its Domestic Subsidiaries for such period, determined on a consolidated basis and excluding all inter-company transactions, plus for any such period in which the redemption of the Existing Subordinated Notes occurs, an amount equal to the lesser of (a) extraordinary charges related to such redemption to the extent deducted in determining Domestic Consolidated Net Income for such period and (b) $4,000,000, and less all taxes actually paid by the Company and its Domestic Subsidiaries during such period to any taxing authority having jurisdiction.

     "TRAILING ADJUSTED NET INCOME" shall mean, with reference to any consecutive twelve-month period, Consolidated Net Income plus gross interest accrued for such period, plus amortization of goodwill and other intangible assets.

     "TRANSACTION" shall mean the repurchase and/or redemption of Conair's Existing Subordinated Debt and the establishment of working capital facilities through: (i) the issuance of at least $5,000,000 of Preferred Stock, (ii) the issuance of the Subordinated Notes, (iii) the receipt from institutional lender(s) of $50,000,000 in Senior Notes and (iv) the receipt from the Banks of commitments totalling $70,000,000.

     "UJB DEBT" shall mean Indebtedness for Borrowed Money, not in excess of $20,000,000, payable by Conair to United Jersey Bank/Central, N.A., incurred to finance the purchase price of the Stamford Facility. The UJB Debt shall accrue interest at a rate of 7% through August 31, 2000 and a rate equal to the "Treasury Rate" (as defined in the agreement evidencing such debt) plus 1.25% thereafter, shall mature on February 28, 2004, and shall be unsecured.

IX.   MISCELLANEOUS.

     9.1 WAIVER. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     9.2 AMENDMENTS. This Agreement, together with the Schedules and Exhibits hereto, the Loan Documents, and a certain letter dated the date hereof among Conair, the Banks and the holder of the Senior Notes, set forth the entire understanding among the parties with respect to the subject matter hereof. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by any Borrower therefrom shall be effective unless the same shall have been approved by the Required Banks, be in writing and be signed by the Agent and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the payment of principal (including without limit the date when due), interest or any fee provided herein, increase any Revolving Loan Commitment or Trade Finance Commitment or affect any voting rights of the Banks herein without the written consent of all the Banks.

     9.3 GOVERNING LAW. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of New York without regard to New York or federal principles of conflict of laws.

     9.4 ASSIGNMENT. Each Loan Document shall bind and inure to the benefit of the Borrowers and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign any of its rights or interests under any Loan Document without the prior written consent of all the Banks and no Bank shall have the right to assign any of its rights or interest under any Loan Document (except in the form of a participation in such Bank's Loans as to which the Agent has consented, provided that the transferor Bank's remaining interest shall be not less than 50% of its original Commitment) without the prior written consent of the Agent and the Borrowers and payment by the assignee of an administrative fee to the Agent in the amount of $3,000. No participant shall have any right to vote on any matter herein or governed hereby except such matter as may involve a change to any interest rate option, to the principal amounts or the maturity dates of the Loans. No person not a party to any Loan Document is intended to be benefitted thereby.

     The merger or consolidation of any Bank with and into a bank, regardless of whether the surviving bank is or is not a Bank hereunder, or the sale of all or substantially all the assets of one Bank to another bank shall not constitute a transfer of such Bank's interest under this Section. The surviving or successor bank of any such transaction shall be obligated hereunder and shall be entitled to all the rights and benefits of the merged, consolidated or selling Bank(s) based on the aggregate of the Commitment Percentages of each of such Banks.

     9.5  CAPTIONS.   Captions  in  the  Loan  Documents  are  included for
convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     9.6  NOTICES.     All    notices,   requests,   demands,   directions,
declarations and other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at its address indicated
opposite  its  name  on the signature  pages  hereto.   The  foregoing  shall
be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when
received.   Any party may change its address by a communication in accordance herewith.

     9.7  SHARING  OF  COLLECTIONS,  PROCEEDS AND SET-OFFS; APPLICATION  OF
PAYMENTS.

          (a) If any Bank, by exercising any right of set-off or counterclaim or otherwise, receives payment of principal or interest or other amount due on any Loan, Letter of Credit, Steamship Indemnity or Bankers' Acceptance which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans, Letter of Credit, Steamship Indemnity and Bankers' Acceptance obligations held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans and other Obligations due such Bank (prior to receiving any payment for which an adjustment must be made under this Section 9.7(a)) in relation to the aggregate outstanding Loans and other Obligations due all the Banks (prior to receiving any payment of which an adjustment must be made under this Section 9.7(a)). The Borrowers agree, to the fullest extent each may effectively do so under applicable law, that any holder of a participation in a Loan or other Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

          (b) Subject to the provisions of Section 1.10, the Agent and each Bank agree that all payments on account of the Loans, Letters of Credit, Steamship Indemnities and Bankers' Acceptances shall be applied by the Agent and the Banks as follows:

          (1) First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

          (2) Second, to the Agent for any fees, costs or expenses (including expenses described in Section 9.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

          (3) Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

          (4) Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

          (5) Fifth, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 9.7(a)) of the amounts allocated in (a) above; and

          (6) Sixth, to the Banks for their percentage shares of the principal amount of the Loans and all amounts due with respect to Letters of Credit, Steamship Indemnities and Bankers' Acceptances then due and payable from the Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 9.7(a)) of the amounts allocated in (a) above.

     9.8  EXPENSES  OF THE AGENT; INDEMNIFICATION  OF  THE  AGENT  AND  THE
BANKS.

          (a) The Borrowers will from time to time reimburse the Agent promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents; provided, however, that the Borrowers will not be responsible for the fees and expenses of legal counsel separately retained by any Bank.

          (b) In addition to the payment of the foregoing expenses, the Borrowers hereby agree to indemnify, protect and hold the Agent, each Bank and any holder of the Notes and the officers, directors, employees, agents,
affiliates  and  attorneys  of  the  Agent,   each  Bank  and  such  holder
(collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by any Borrowers or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents (other than those fees and expenses relating to disputes among parties to the Intercreditor Agreement other than the Borrowers); provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     9.9 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 1.1, 1.10, 1.12 and 9.8, and the agreements of the Banks set forth in Sections 7.1, 7.5 and 9.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Aggregate Revolving Loan Commitment, the termination of the Aggregate Trade Finance Commitment or the repayment in full of all amounts owed by the Borrowers under any Loan Document.

     9.10 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     9.11 BANKS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF BANKS' RIGHTS. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     9.12 NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Bank to the Borrowers.

     9.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE BORROWERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK OR THE COMMONWEALTH OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, SUBJECT

TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING
TO THE NOTES, THIS AGREEMENT OR THE OTHER  LOAN  DOCUMENTS SHALL BE LITIGATED
IN  SUCH  COURTS.   EACH  OF  THE BORROWERS ACCEPTS  FOR  ITSELF  AND  IN
CONNECTION  WITH  ITS  PROPERTIES, GENERALLY   AND  UNCONDITIONALLY,  THE
NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND
BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, OR SUCH OTHER LOAN DOCUMENT. EACH OF THE BORROWERS DESIGNATES AND APPOINTS CT CORPORATION SYSTEM (OR SUCH OTHER PERSON AS SHALL ACT AS REGISTERED AGENT OF A BORROWER IN PENNSYLVANIA AND NEW YORK AND AS TO WHOM EACH BORROWER SHALL PROVIDE NOTICE IN WRITING TO EACH BANK AND THE AGENT) AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWERS
TO  BE  EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.   A  COPY  OF  ANY
SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWERS, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN SECTION 9.6, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWERS REFUSES TO ACCEPT SERVICE, EACH OF THE BORROWERS
HEREBY AGREES THAT SERVICE UPON IT BY MAIL  SHALL CONSTITUTE SUFFICIENT
NOTICE.   NOTHING  HEREIN  SHALL  AFFECT THE RIGHT TO SERVE PROCESS IN
ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY
OTHER JURISDICTION.

     9.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, AGENT AND EACH BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWERS, AGENT AND EACH BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWERS, AGENT AND EACH BANK

FURTHER  WARRANTS AND REPRESENTS THAT
EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     9.15 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     9.16 USE OF DEFINED TERMS. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     9.17 ACCOUNTING  TERMS.   All  accounting  terms used herein shall  be
construed in accordance with Generally Accepted Accounting Principles.

     9.18 CONFIDENTIALITY. Each Bank (and any transferee of any interest in any Loan) agrees to use reasonable precautions to keep confidential, in
accordance   with   its  customary  procedures  for  handling  confidential
information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by or on behalf of the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Banks, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent, any holder of the Senior Notes, (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party after providing to Conair notice of such proposed disclosure and providing the Borrowers with reasonable opportunity to seek legal protection from such disclosure, and
(vi) to any subsidiary or affiliate of such Bank; provided, that the obligation of each Bank to keep any information confidential pursuant to this

Section 9.18 shall cease with respect to any information upon such information becoming public (other than by reason of a breach by such Bank of the provisions of this Section 9.18).

     IN WITNESS WHEREOF, the Borrowers and the Banks have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

150 Milford Avenue            CONAIR CORPORATION
East Windsor, NJ 08520
Attention:  Treasurer
                              By:___________________________
                                 Title:


c/o Conair Corporation        CONTINENTAL CONAIR LIMITED
1 Cummings Point Road
Stamford, CT 06904
Attention: Vice President-Legal By:___________________________
                                 Title:


International Trade Banking   CORESTATES BANK, N.A., as Agent
FC 1-8-8-2
Box 7618
Philadelphia, PA  19101-7618  By:___________________________
                                 Title:


International Trade Banking   CORESTATES BANK, N.A.
FC 1-8-8-2
Box 7618
Philadelphia, PA  19101-7618  By:___________________________
                                 Title:


8 Peach Tree Hill Road        CHEMICAL BANK NEW JERSEY,
Livingston, NJ  07039           NATIONAL ASSOCIATION


                              By:___________________________
                                 Title:

550 Broad Street, 15th Fl.    FIRST FIDELITY BANK, NATIONAL
Newark, NJ  07102               ASSOCIATION, NEW JERSEY


                              By:___________________________
                                 Title:


160 Water Street              STANDARD CHARTERED BANK
New York, NY  10038

                              By:___________________________
                                 Title:

                                                          Exhibit A
                        BANKS AND COMMITMENTS



                                                          Seasonal
                            Revolving          Trade       Trade
                               Loan           Finance     Finance     Commitment
                            Commitment      Commitment   Commitment   Percentage
                            ----------      ----------   ----------   ----------

CoreStates Bank, N.A.       $ 8,571,000     $17,142,000   $ 7,142,500    28.57%

Chemical Bank New           $ 8,571,000     $17,142,000   $ 7,142,500    28.57%
Jersey, National
Association

First Fidelity,             $ 8,571,000     $17,142,000   $ 7,142,500    28.57%
National Bank, New
Jersey

Standard Chartered Bank     $ 4,287,000     $ 8,574,000   $ 3,572,500    14.29%
                            -----------     -----------   -----------
                            $30,000,000     $60,000,000   $25,000,000

     The Aggregate Revolving Loan Commitment shall reduce in accordance with the following schedule:




      DATE OF REDUCTION            REDUCTION
      December 15, 1993           $3,000,000
      December 15, 1994            6,000,000
      December 15, 1995            6,000,000
      December 15, 1996            7,500,000
      December 15, 1997            7,500,000


     On the date of each such reduction, the Revolving Loan Commitment of each Bank shall reduce to an amount equal to such Banks' Commitment Percentage, set forth above, of the then Aggregate Revolving Loan Commitment.